                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            AT&T LATIN AMERICA CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               AT&T LATIN AMERICA
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2001
                             ---------------------

To the stockholders of AT&T Latin America Corp.:

     We are holding our first annual meeting of stockholders of AT&T Latin America Corp. (the "Company") at The Hotel Intercontinental New York, 111 East 48th Street, New York, New York 10017 on Thursday, May 31, 2001, at 9:00 a.m., local time, for the following purposes:

          1. To elect nine members to our board of directors for the ensuing year (page 10);

          2. To approve our 2000 Long-Term Incentive Plan (page 12);

          3. To ratify the appointment of PricewaterhouseCoopers LLP as our auditors for the year 2001 (page 19); and

          4. To act upon such other matters as may properly come before the annual meeting (page 19).

     Only stockholders of record at the close of business on April 27, 2001 are entitled to notice of and to vote at this annual meeting. We will make a list of stockholders entitled to vote at the annual meeting. This list will be available for examination at Baker & McKenzie, 805 3rd Avenue, New York, New York 10022 during regular business hours beginning on May 20, 2001 and at the annual meeting.

     You are cordially invited to attend the annual meeting in person. If you attend the annual meeting, you may revoke your proxy and vote in person. Your proxy may be revoked at any time before it is voted.

     TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY OUR BOARD OF DIRECTORS. AN ADDRESSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

                                          By order of the board of directors,

                                          /s/ Patricio E. Northland
                                          --------------------------------------
                                          Patricio E. Northland
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

May 4, 2001

                               AT&T LATIN AMERICA
                         220 ALHAMBRA CIRCLE, SUITE 900
                          CORAL GABLES, FLORIDA 33134

                                                                     May 4, 2001

Dear fellow stockholder:

     It is a pleasure to invite you to AT&T Latin America's first annual meeting of stockholders in New York, New York, on Thursday, May 31, 2001, beginning at 9:00 a.m., local time, at The Hotel Intercontinental New York, 111 East 48th Street, New York, New York 10017. If you plan to join us at the annual meeting, an admission ticket will be required and is attached to the proxy card.

     Whether or not you plan to attend, it is important that your shares be voted on matters that come before the annual meeting. You may vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the envelope provided. You may also vote your shares by attending and voting at the annual meeting. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations.

     I look forward to seeing you on May 31st in New York City.

                                           Sincerely,

                                           /s/ Patricio E. Northland
                                           -------------------------------------
                                           Patricio E. Northland
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer

                      2001 ANNUAL MEETING OF STOCKHOLDERS

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                               TABLE OF CONTENTS

FREQUENTLY ASKED QUESTIONS CONCERNING THIS PROXY
  STATEMENT.................................................    1
  Q: Why am I receiving these materials?....................    1
  Q: What information is contained in these materials?......    1
  Q: What proposals will be voted on at the annual
     meeting?...............................................    1
  Q: What are the voting recommendations of the board of
     directors?.............................................    1
  Q: Who is entitled to vote?...............................    1
  Q: What is the difference between holding shares as a
     stockholder of record and as a beneficial owner?.......    1
  Q: What class of shares are entitled to be voted?.........    1
  Q: What does it mean if I receive more than one proxy
     card?..................................................    2
  Q: How do I vote?.........................................    2
  Q: What constitutes a quorum?.............................    2
  Q: How do I sign the proxy?...............................    2
  Q: Who will count the votes?..............................    2
  Q: How many votes are needed for approval of each
     proposal?..............................................    3
  Q: Who may attend the annual meeting?.....................    3
  Q: What percentage of stock do the directors and executive
     officers own?..........................................    3
  Q: Who is the largest principal stockholder?..............    3
  Q: When are stockholder proposals and nominations for the
     board of directors for the 2002 annual meeting due?....    3
  Q: Where can I find the voting results of the annual
     meeting?...............................................    3
  Q: Who will bear the cost of soliciting votes for the
     annual meeting?........................................    4
PROXY STATEMENT.............................................    5
  Proxy Materials and Annual Report.........................    5
  Annual Meeting Admission..................................    5
  Board of Directors........................................    6
  Committees of the Board of Directors......................    6
  Audit Committee Report....................................    7
  PricewaterhouseCoopers LLP Information....................    7
  Compensation Committee Report on Executive Compensation...    8
  Chief Executive Officer Compensation......................    9
PROPOSAL 1: ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)....   10
  Nominees for Election as Directors........................   11
PROPOSAL 2: APPROVAL OF 2000 LONG TERM INCENTIVE PLAN (ITEM
  2 ON PROXY CARD)..........................................   12
  Types of Awards...........................................   12
  Eligibility...............................................   13
  Shares Subject to the Long Term Incentive Plan............   13
  Limitations on Awards.....................................   13
  Administration............................................   13
  Stock Options.............................................   13
  Stock Appreciation Rights.................................   14
  Restricted Stock and Restricted Units.....................   14
  Performance Stock and Performance Units...................   14
  Deferred Stock............................................   14
  Cash Performance Bonus....................................   15
  Dividend Equivalents......................................   15

                                       (i)

  Nontransferability of Awards..............................................................................         15
  Status of Participants....................................................................................         15
  Tax Withholding...........................................................................................         15
  Term and Amendment........................................................................................         16
  Federal Income Tax Consequences...........................................................................         16
  Change of Control.........................................................................................         17
  Stockholder Vote..........................................................................................         18
  Section 16(a) Beneficial Ownership Reporting Compliance...................................................         18
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF AUDITORS (ITEM 3 ON PROXY CARD)..................................         19
  Submission of Stockholder Proposals.......................................................................         19
  Other Matters to Come Before the Annual Meeting...........................................................         19
STOCK OWNERSHIP OF AT&T LATIN AMERICA CORP. AND AT&T CORP. MANAGEMENT AND DIRECTORS AND PRINCIPAL
  STOCKHOLDERS..............................................................................................         20
  Ownership of Our Securities...............................................................................         20
  Ownership of AT&T Corp. Securities........................................................................         21
  Comparative Stock Performance Chart.......................................................................         22
EXECUTIVE COMPENSATION......................................................................................         23
  Summary Compensation Table................................................................................         23
  Stock Option Grants in 2000...............................................................................         24
  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.........................         25
  Compensation of Directors.................................................................................         25
  Employment Contracts and Termination and Change of Control Arrangements...................................         26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................................................         28
  Regional Vehicle Agreement with AT&T Corp.................................................................         28
  Restrictions on Our Business Related to Concert...........................................................         32
  Service Mark License Agreement with AT&T Corp.............................................................         32
  AT&T Corp. Credit Facilities..............................................................................         33
  Our Shareholders Agreement with SL Participacoes..........................................................         33
  Services from AT&T Corp...................................................................................         34
  Services from AT&T Global Network Services................................................................         34
  Relationships with Concert, the AT&T Corp. and British Telecom plc Global Venture.........................         35
  Stockholder Loan..........................................................................................         35
  Other Information.........................................................................................         35
AT&T LATIN AMERICA CORP. AUDIT COMMITTEE CHARTER............................................................        A-1
2000 LONG TERM INCENTIVE PLAN...............................................................................        B-1

                                       (ii)

           FREQUENTLY ASKED QUESTIONS CONCERNING THIS PROXY STATEMENT

Q: WHY AM I RECEIVING THESE MATERIALS?

A: The board of directors is providing these proxy materials for you in connection with our annual meeting of stockholders, which will take place on May 31, 2001. You are invited to attend the annual meeting and are asked to vote on the proposals described in this proxy statement.

Q: WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid executive officers, and other required information. Our annual report for the year 2000 is also enclosed.

Q: WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

A: There are three proposals that are being submitted to our stockholders for their vote at the annual meeting:

   1. election of nine members to our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified;
   2. approval of our 2000 Long-Term Incentive Plan; and
   3. ratification of PricewaterhouseCoopers LLP as our independent auditors for 2001.

Q: WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

A: Our board of directors unanimously recommends that you vote your shares "for" each of the proposals contained in this proxy statement.

Q: WHO IS ENTITLED TO VOTE?

A: Stockholders of record as of the close of business on April 27, 2001, which is the record date, are entitled to vote at the annual meeting.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND
   AS A BENEFICIAL OWNER?

A: Most of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

   STOCKHOLDER OF RECORD

   If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent by us directly to you. As the stockholder of record, you have the right to directly grant us your voting proxy or to vote in person at the annual meeting. We have enclosed a proxy card for you to use for this purpose.

   BENEFICIAL OWNER

   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q: WHAT CLASS OF SHARES ARE ENTITLED TO BE VOTED?

A: Each share of Class A common stock outstanding as of the close of business on the record date is entitled to one vote on each proposal at the annual meeting. Each share of Class B common stock outstanding as of the close of business on the record date is entitled to ten votes on each proposal at the annual meeting. All of the shares of Class B common stock are indirectly owned by AT&T Corp. As of the record date, there were approximately 43,214,758 shares of Class A common stock issued and outstanding and 73,081,595 shares of Class B common stock issued and outstanding.

   AT&T Corp., which indirectly owns more than 94% of our voting power, has indicated that it intends to vote in favor of the election of each of the nominees to the board of directors and each of the other proposals contained in these proxy materials. Because the shares of Class A common stock and Class B common stock are voting as a class on each proposal, and because AT&T has 94% of the voting power of those shares on a combined basis, AT&T's vote on each proposal will be determinative.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you hold shares registered in more than one account. Please sign and return all proxies to ensure that all your shares are voted.

Q: HOW DO I VOTE?

A: Sign and date each proxy card you receive (many stockholders receive multiple proxies) and return it in the postage prepaid envelope. If you return your signed proxy but fail to indicate your voting preferences, we will vote on your behalf "for" the election of the nine director nominees as directors, the approval of the 2000 Long Term Incentive Plan and the ratification of the selection of the independent auditors. You have the right to revoke your proxy at any time before the annual meeting by (1) notifying our Secretary in writing or (2) returning a later-dated proxy. You may also revoke your proxy by voting in person at the annual meeting.

   Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the annual meeting.

   The holders of all classes of our shares will vote together, as a single class, on all matters properly brought forth at the annual meeting except as otherwise required by our amended and restated certificate of incorporation. Stockholders do not have the right to cumulate their votes in the election of our directors.

   With respect to the election of directors, you may (1) vote for all of the director nominees as a group, (2) withhold your vote for all of the director nominees as a group or (3) vote for all director nominees as a group except those nominees you identify. If you sign, date and mail your proxy card without indicating how you want to vote, your vote will be counted as a vote in favor of each of the director nominees.

   With respect to the other proposals, you may (1) vote for the proposal, (2) withhold your vote for a proposal or (3) abstain from voting. If you sign, date and mail your proxy card without indicating how you want to vote, your vote will be counted as a vote in favor of each of the other proposals.

   If you sign, date, and mail your proxy card in time to be cast at the annual meeting indicating how you want to vote, it will be voted in accordance with your instructions. The persons named as proxy holders in the proxies are our officers. We encourage you to vote and to vote promptly.

Q: WHAT CONSTITUTES A QUORUM?

A: The required quorum for the transaction of business at the annual meeting is a majority of the votes eligible to be cast by holders of our issued and outstanding shares, present or represented by proxy, as of the record date.

Q: HOW DO I SIGN THE PROXY?

A: Sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee, or the officer or agent of a company), you should indicate your name and title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, each owner must sign.

Q: WHO WILL COUNT THE VOTES?

A: We have appointed Thomas C. Canfield, our General Counsel and Secretary, and
   Steven N. Wayland, our Assistant Secretary, to serve as inspectors of election at the annual meeting and to count the votes.

Q: HOW MANY VOTES ARE NEEDED FOR APPROVAL OF EACH PROPOSAL?

A: There are differing vote requirements for the various proposals. Directors will be elected by a plurality of the votes cast at the annual meeting. On this basis, the nine nominees receiving the most votes will be elected directors. Abstentions, broker non-votes (as described below), and instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. However, such action will not reduce the number of votes otherwise received by the nominees. The proposal to ratify the selection of the auditors will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not be counted either for or against the proposal.

   Our 2000 Long-Term Incentive Plan will be approved if a majority of the votes present in person or by proxy at the annual meeting vote in favor of the proposal to approve the 2000 Long-Term Incentive Plan.

   Abstentions and broker non-votes will not be counted either for or against the proposal.

   Shares that are voted "for", "against" or "abstain" with respect to any proposal brought at the annual meeting are treated as being present at the annual meeting for purposes of establishing a quorum. With regard to the election of directors, votes that are withheld for any nominee will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals other than the election of directors and will have the same effect as voting against a proposal. Common shares represented by proxies which contain one or more broker "non-votes" are counted as present for purposes of determining whether a quorum is present for the annual meeting but are not considered to have voted for a proposal. Accordingly, a broker non-vote will not affect the outcome of the voting on a proposal. A "non-vote" occurs when a broker or other nominee holding our shares for a beneficial owner votes on one proposal but does not vote on another proposal because such broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Q: WHO MAY ATTEND THE ANNUAL MEETING?

A: All stockholders as of the record date may attend the annual meeting. If your shares are held in the name of a broker or other nominee, please bring proof of share ownership, such as a broker's statement, to the annual meeting to receive admittance.

Q: WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND EXECUTIVE OFFICERS OWN?

A: Together, our directors and executive officers own approximately 4.7% of our outstanding common shares as of March 31, 2001. (See page 20 for details.)

Q: WHO IS THE LARGEST PRINCIPAL STOCKHOLDER?

A: AT&T Corp., which indirectly owns all of our outstanding shares of Class B common stock, owns 63% of our total issued and outstanding shares of Class A and Class B common stock. AT&T Corp. also indirectly owns more than 94% of our voting power. No other stockholder owns more than 5% of our outstanding shares of Class A common stock, except SL Participacoes S.A. which owns approximately 7% of the combined shares of our Class A and Class B common stock.

Q: WHEN ARE STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE BOARD OF DIRECTORS FOR
   THE 2002 ANNUAL MEETING DUE?

A: Proposals of our stockholders that are intended to be presented by such stockholders at our 2002 annual meeting, and nominations of candidates for election to the board of directors at the 2002 annual meeting, must be submitted in writing by January 30, 2002 to the Corporate Secretary, 220 Alhambra Circle, Coral Gables, Florida 33134. Such proposals and nominations must be in compliance with applicable laws and regulations, as well as our currently enacted amended and restated certificate of incorporation and by-laws, in order to be considered for inclusion in the proxy statement and form of proxy for that meeting.

Q: WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A: We will announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the 2nd quarter of 2001.

Q: WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

A: We will bear all expenses for soliciting the proxies. We (including our management and our employees) may solicit proxies by mail, telephone, or telegraph. Our management and employees will not receive any additional compensation for these services. We have not hired a proxy solicitation firm to assist in the solicitation of proxies. We will request brokers, nominees and other fiduciaries and custodians who hold our shares in their names to provide a copy of this proxy statement and any accompanying materials to the beneficial owners of such shares. We will reimburse such persons, if requested, for their reasonable fees and expenses incurred in completing the mailing of such material to the beneficial owners.

                            AT&T LATIN AMERICA CORP.

                               EXECUTIVE OFFICES
                              220 ALHAMBRA CIRCLE
                          CORAL GABLES, FLORIDA 33134
                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This proxy statement and the accompanying proxy/voting instruction card (proxy card) were mailed on or around May 4, 2001 to holders of our voting shares in connection with the solicitation of proxies by the board of directors for the 2001 annual meeting of stockholders in New York, New York. Proxies are solicited to give all stockholders of record at the close of business on April 27, 2001 an opportunity to vote on matters that come before the annual meeting. This procedure is necessary because stockholders live in all states and abroad and most will not be able to attend the annual meeting. Shares may be voted only if the stockholder is present in person at the annual meeting or is represented by proxy.

PROXY MATERIALS AND ANNUAL REPORT

     Please return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying your choices, the shares will be voted as recommended by the directors. Abstentions marked on the proxy card are voted neither "for" nor "against," but are counted in the determination of a quorum for each of the proposals. Abstentions have no effect on the other items to be voted on.

     If you wish to give your proxy to someone other than the persons designated on the enclosed proxy card, the two names appearing on the proxy card must be crossed out and the name of another person or persons (not more than two) inserted. The signed card must be presented at the annual meeting by the person or persons representing you. You may revoke your proxy at any time before it is voted at the annual meeting by executing a later-voted proxy at the annual meeting, by filing an instrument of revocation with the inspectors of election in care of our General Counsel and Secretary or by attending and voting at the annual meeting.

     Your vote is important to us. Accordingly, please sign and return the accompanying proxy card whether or not you plan to attend the annual meeting. If you do attend, you may vote by ballot at the annual meeting, thereby canceling any proxy previously voted.

ANNUAL MEETING ADMISSION

     If you are a registered stockholder and plan to attend the annual meeting in person, please detach and retain the admission ticket, which is attached to your proxy card. A beneficial owner who plans to attend the annual meeting may obtain an admission ticket in advance by sending a written request, with proof of ownership, such as a bank or brokerage firm account statement, to: Corporate Secretary, AT&T Latin America Corp., 220 Alhambra Circle, Coral Gables, Florida 33134.

     Stockholders who do not present admission tickets at the annual meeting will be admitted upon verification of ownership at the admissions counter.

     Securities and Exchange Commission rules require that an annual report precede or be included with proxy materials. Stockholders with multiple accounts may be receiving more than one annual report, which is costly to us and may be inconvenient to these stockholders. Such stockholders who vote by mail may authorize us to discontinue mailing extra annual reports for selected accounts by marking the "Annual Report" box on the proxy card. Eliminating these duplicate mailings will not affect receipt of future proxy statements and proxy cards. To resume the mailing of an annual report to an account, please call Investor Relations at (305) 459-6000.

     We welcome comments from stockholders about the proxy materials or about other aspects of our business. Space is provided on the back of the proxy card for this purpose. Although such comments will not be answered on an individual basis, they will be analyzed and used to determine what additional information should be furnished in our various subsequent communications.

     As of April 27, 2001, there were issued and outstanding 43,214,758 shares of Class A common stock and 73,081,595 shares of Class B common stock. The shares of Class A common stock have one vote per share and the shares of Class B common stock have ten votes per share. All of the shares of Class B common stock are indirectly owned by AT&T Corp. The shares of Class A and Class B common stock are the same in all other respects, including as to economic rights per share. Accordingly, AT&T Corp. indirectly controls approximately 94% of our voting power, and is able to control the outcome of substantially all matters submitted to a vote of our stockholders, except where our amended and restated certificate of incorporation requires a class vote of the shares of Class A common stock. AT&T Corp.'s voting control includes the election of directors and the other matters for which we are now seeking your vote. AT&T Corp. has indicated that it intends to vote all of its shares of Class B common stock in favor of the election of each of the nominees to our board of directors as indicated in this proxy statement and each of the other proposals that are being submitted for a stockholder vote at the annual meeting. AT&T Corp.'s voting control may continue in the future through its indirect ownership of the high vote shares of Class B common stock even if AT&T Corp. no longer owns a majority economic interest in us.

BOARD OF DIRECTORS

     Our board of directors is responsible for establishing broad corporate policies and overseeing our overall performance. However, in accordance with corporate legal principles, the board of directors is not involved in day-to-day operating details, other than directors who are also our executive officers in their capacity as such. Members of the board of directors are kept informed of our business by participating in board of directors and committee meetings, by reviewing analyses and reports sent to them, and through discussions with the Chairman of the board of directors and other officers.

     The board of directors held seven regularly scheduled or special meetings during the year ended December 31, 2000, including four following the merger of FirstCom Corporation into our wholly-owned subsidiary on August 28, 2000.

     The audit committee of the board of directors held no meetings during the year ended December 31, 2000 and held one meeting since the beginning of 2001.

     The compensation committee of the board of directors held three meetings during the year ended December 31, 2000.

     All of our directors attended more than 75% of the aggregate of (i) the total number of meetings of the board of directors during the period that person was a director and (ii) the total number of meetings held by all committees of the board of directors on which such person served, during the same time period, except Messrs. Montoya, Murray and Petrillo.

COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors has established an audit committee and a compensation committee, each of which is briefly described below.

     The audit committee meets with management to consider the adequacy of the internal controls and the objectivity of financial reporting. The audit committee also meets or has conversations with the independent auditors and with appropriate internal financial personnel concerning these matters. The audit committee recommends to the board of directors the appointment of the independent auditors, subject to ratification by the stockholders at the annual meeting. The independent auditors periodically meet or have conversations alone with the committee members and always have unrestricted access to the committee. Messrs. Ames, Kleinman and Montoya serve as members of the audit committee.

     The compensation committee has overall responsibility with respect to designing, approving and evaluating the executive compensation plans, policies and programs of AT&T Latin America. Messrs. Ames, Kleinman and Montoya serve as members of the compensation committee.

AUDIT COMMITTEE REPORT

  Membership and Role of the Audit Committee

     Each member of our audit committee is independent within the meaning of the NASDAQ Stock Market listing standards. The audit committee operates under a written charter adopted by the board of directors, which is included in this proxy statement as Appendix A.

     The primary function of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities with respect to our financial matters. The audit committee's duties and responsibilities are to:

     - serve as an independent and objective party to monitor our financial reporting process and internal control systems;

     - review and appraise the audit efforts of our independent accountants and any internal auditor; and

     - provide an open avenue of communication among the independent accountants, financial and senior management, any internal auditor and the board of directors.

  Review of Our Audited Financial Statements

     The audit committee has reviewed and discussed our audited financial statements for the year ended December 31, 2000 with our management. Members of the audit committee have also discussed with PricewaterhouseCoopers LLP, our independent public accountants, matters required to be discussed by Statement on Auditing Standards No. 61 -- "Communication with Audit Committees."

     The audit committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board Standard No. 1 -- "Independent Discussion with Audit Committees" and the members of the audit committee have discussed the independence of PricewaterhouseCoopers LLP with that firm.

     Based on the audit committee's review and discussions noted above, the audit committee recommended to the board of directors that our audited financial statements be included in our annual report for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

PRICEWATERHOUSECOOPERS LLP INFORMATION

  Audit Fees

     PricewaterhouseCoopers LLP billed us $705,000 for professional services rendered for the audit of our annual consolidated financial statements for fiscal 2000, the reviews of the financial statements included in our Form 10-Q's filed during fiscal 2000 and statutory audits.

  Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers LLP did not render any professional services to us in connection with financial implementation systems design and implementation during the year ended December 31, 2000.

  All Other Fees

     The fees, including expenses, billed by PricewaterhouseCoopers LLP to us for professional services rendered during the year ended December 31, 2000 other than as stated under the caption Audit Fees above were $373,895. The audit committee considered whether the provision of these non-audit services is compatible with maintaining such firm's independence and has concluded that it is compatible.

                                          The Audit Committee

                                          A. Gary Ames
                                          David C. Kleinman
                                          Jorge P. Montoya

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Compensation Philosophy

     Our programs are designed to provide executives with a competitive earnings opportunity, with earnings linked to our short-term and long-term performance and the sustained performance of the individual. The compensation committee has developed executive compensation principles to provide guidance in the design and operation of the compensation plans and in the review of executive performance.

     Competitiveness. Total compensation for executive officers is targeted to produce pay consistent with our performance compared against a group of direct competitors and selected corporations of comparable size and scope of operations.

     Performance Contingency. The design of the total compensation package reflects a bias toward variable pay that matches pay to the achievement of short-term and long-term performance objectives. For the named officers, the variable portion of the pay program ranges from 0-75% of total target pay.

     Accountability to Stakeholders. Performance measures used in our incentive programs support value creation for our three key stakeholders: stockholders, customers and employees.

     Balance between Short-Term and Long-Term Performance. The compensation structure for executive officers emphasizes long-term performance results over short-term results.

     Tax Effectiveness. Elements of compensation under the annual bonus and long-term incentive plans qualify for exemption from the annual limit on tax deductibility under Section 162(m) of the Internal Revenue Code. In addition, we have a salary and incentive award deferral plan that permits compensation deferred under the plan to be exempt from the limit on tax deductibility.

     Our executive compensation program consists of three key elements: (1) base salary; (2) short-term incentives, i.e., annual bonus; and (3) long-term incentives, e.g., stock options. The policies and the basis for determining executive compensation and specifically that of the Chairman of the board of directors and Chief Executive Officer, Mr. Northland, are described below:

          (1) Base Salary. The compensation committee determines the salary and salary adjustments for each of the executive officer positions based upon the scope, level, and strategic impact of the position, and on pay levels of similarly positioned executive officers in comparable companies. Surveys conducted by external compensation consultants provide the market data utilized by the compensation committee annually as part of the determination of the succeeding year's executive compensation structure. Annual salary adjustments recognize sustained individual performance by the executive, with overall salary increase funding levels sensitive to both market movement and our performance. The compensation committee's decisions are based on the executive's contribution to AT&T Latin America, experience and expertise, and relative position against competitive market rates. There are no individual performance matrices or pre-established weightings given to each factor.

          (2) Annual Incentives. The annual bonus for the Chairman of the board of directors and for the other named officers is based on the achievement of specified target performance goals to be established by the compensation committee each year in consultation with the Chairman of the board of directors and such other named officers including our performance relative to pre-set financial, employee, customer, and individual performance targets applicable to bonuses set for other executive officers.

          The annual bonus for other executive officers is based on our financial and key non-financial results as measured against pre-set targets. Targets for these measures are reviewed and approved by the compensation committee.

          (3) Retention Award. The compensation committee also may from time to time establish retention awards for executive officers.

          (4) Long-Term Incentives: Stock Options and Restricted
     Stock/Units. Long-term incentives provide a mechanism for aligning the economic interests of executive officers with those of stockholders. Grants of stock options and other awards are made under the 2000 Long Term Incentive Plan, which we sometimes refer to as the 2000 LTIP. The size of these grants is based in part on competitive market grant levels for similar positions. Grants of restricted stock or restricted stock units are made in certain cases for purposes of retention or reward for outstanding performance.

     Stock Options. Stock options are granted to executive officers based on surveys of competitive grant levels for similar positions. The compensation committee determines the magnitude of such awards. Stock options are granted with an exercise price equal to or greater than the fair market value of our shares of Class A common stock on the day of grant, and become exercisable in part after the expiration of a period of time, typically of at least one year, and become exercisable in full over a specified period of time, which is typically three to four years. Vested options normally continue to be exercisable until ten years from the date granted. These stock options provide incentive for the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless there is an appreciation in the price of our shares of Class A common stock over a specified number of years.

     Restricted Stock. Restricted stock and restricted stock unit awards are from time to time granted to executive officers under the 2000 LTIP, primarily for purposes of retention or to reward outstanding performance. Restricted stock is an award of common stock that is forfeitable by the recipient until the completion of a specified period of future service or until otherwise determined by the compensation committee. A restricted unit is a contractual right to receive common stock (or cash based on the fair market value of the common stock) that is forfeitable by the recipient until the completion of a specified period of future service or until otherwise determined by the compensation committee.

CHIEF EXECUTIVE OFFICER COMPENSATION

     A discussion of the compensation of Patricio E. Northland, our Chairman of the board of directors, President and Chief Executive Officer is set forth below. Mr. Northland's performance since joining us in August 2000 was reviewed by the compensation committee. The compensation committee's decisions concerning the annual component (base salary and annual bonus) of Mr. Northland's compensation and his long-term component (stock options and restricted stock) were based on the considerations discussed below.

     Base Salary. Mr. Northland's base salary was established at the time he entered into his employment agreement based on competitive market rates for a chief executive with his experience and record of accomplishment. As specified in Mr. Northland's employment agreement, commencing with this year, the compensation committee will review Mr. Northland's salary annually and may be increased (but not decreased) by such amount as the compensation committee shall determine based upon our performance and the performance of Mr. Northland. In March 2001, Mr. Northland's annual base salary was increased by 5% based on the recommendation to the board of directors by the compensation committee.

     Retention Award. Mr. Northland is entitled to receive a payment of $500,000 on each of the six-month, 12-month, 18-month, 30-month and 36-month anniversaries of the commencement date of his employment with us, subject to his continuous employment with us through such date.

     Annual Bonus. We have established an annual bonus plan for our executive officers that is intended to comply with the performance-based exemption provisions of Section 162(m) of the Internal Revenue Code. Our employment agreement with Mr. Northland provides for the payment to him of a target annual bonus of 100% of his annual base salary as in effect for such year. Mr. Northland's actual performance bonus may range from 0% to 200% of his annual base salary, and will be determined based on the achievement of specified performance targets to be established by the compensation committee each year in consultation with Mr. Northland.

     In consideration of our accomplishments during 2000, the compensation committee awarded Mr. Northland a performance bonus for 2000 of $250,000.00.

     A more detailed description of our employment agreement with Mr. Northland's appears under "Employment Agreements" beginning on page 26.

     Long-Term Incentives. Mr. Northland was granted an option to purchase 2,200,000 shares of FirstCom common stock at the time he entered into his employment agreement at an exercise price of $10.70 per share. The amount of this grant was based on competitive market rates for a chief executive with his experience and record of accomplishment. This option was converted into an option to purchase 2,200,000 shares of our Class A Common Stock at the time of the FirstCom merger. This option is exercisable as follows: one-ninth ( 1/9) on March 1, 2001, three-ninths ( 3/9) on each of March 1, 2002 and 2003, and one-ninth on each of March 1, 2004 and 2005.

                                          The Compensation Committee

                                          A. Gary Ames
                                          David C. Kleinman
                                          Jorge P. Montoya

                                   PROPOSAL 1

                  ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)

     At the annual meeting, the shares represented by the proxies obtained hereby, unless otherwise specified, will be voted for the election as directors of the nominees hereinafter named in this proxy statement. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card. Directors will be elected by a plurality of the votes cast. Any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote.

     If at the time of the annual meeting one or more of the nominees have become unavailable to serve as a director, shares represented by proxies will be voted for the remaining nominees and the size of the board of directors will be reduced accordingly. We know of no reason why any of the nominees will be unavailable or unable to serve on our board of directors.

     Directors elected at the annual meeting will hold office until the next annual meeting or until their respective successors have been elected and qualified or until his or her death, resignation or removal. For each nominee there follows a brief listing of his or her principal occupation for at least the past five years, other major affiliations and age.

NOMINEES FOR ELECTION AS DIRECTORS

     The following table lists the persons who have been nominated to serve as members of our board of directors, their ages and their positions in the Company.

NAME                                         AGE                    POSITION
----                                         ---                    --------
Patricio E. Northland......................  45    Chairman of the Board, President and Chief
                                                     Executive Officer
John A. Haigh..............................  47    Director
Edward M. Dwyer............................  44    Director
John C. Petrillo...........................  52    Director
Gary R. Weis...............................  54    Director
David C. Kleinman..........................  65    Director
A. Gary Ames...............................  56    Director
Jorge P. Montoya...........................  54    Director
R. Reed Harrison III.......................  52    Director

     Each director will hold office until his successor has been duly elected and qualified, or until his death, resignation or removal.

     The following sets forth biographical information for each of our director nominees:

          PATRICIO E. NORTHLAND has been our Chairman of the board of directors and Chief Executive Officer since August 2000. Mr. Northland has over sixteen years of experience as an international communications executive and entrepreneur. Mr. Northland was Chairman of the board of directors, President and Chief Executive Officer of FirstCom from November 1996 until the FirstCom merger. Born in Chile, Mr. Northland is a U.S. citizen. In 1991, Mr. Northland founded AmericaTel Corporation, a Miami-based international communications carrier providing satellite-based voice, data and fax communications services to corporate customers throughout Latin America. Prior to his involvement with AmericaTel, Mr. Northland held key management positions with PanamSat and IntelSat. In 1996, Mr. Northland sold his interest in AmericaTel to Entel.

          JOHN A. HAIGH has been a director since December 1999. Since May 1999, Mr. Haigh has been President of the International Ventures Organization for AT&T Corp., which includes AT&T Corp.'s entire portfolio of international in-country ventures. Beginning in July 1996, when he first joined AT&T Corp., Mr. Haigh was Vice President of Corporate Strategy and Business Development. From 1991 through 1996, Mr. Haigh provided consulting services to AT&T Corp. as a consultant at Mercer Management Consulting, where he had worked since 1983, in areas such as corporate and communications services strategy.

          EDWARD M. DWYER has been a director since May 2000. Since May 1997, Mr. Dwyer has been Treasurer of AT&T Corp. From November 1989 to May 1997 he served as Chief Financial Officer of AT&T Capital Corp.

          JOHN C. PETRILLO has been a director since June 2000. Mr. Petrillo has held various positions with AT&T Corp. since 1971, most recently as Executive Vice President of Corporate Strategy and Business Development, in which capacity he is responsible for overall business strategy and the development of AT&T Corp.'s online service and electronic messaging businesses. Mr. Petrillo currently serves on the board of directors of Net2Phone Inc. (NASDAQ symbol: NTOP).

          GARY R. WEIS has been a director since May 2000. Since May 1999, he has been Senior Vice President of AT&T Business Services, Global Operations. Prior to joining AT&T Corp., Mr. Weis was at IBM, where he was a General Manager responsible for global services and network services since 1994.

          DAVID C. KLEINMAN has been a director since August 2000. Mr. Kleinman was a director of FirstCom Corporation from May 1997 to the date of the FirstCom merger. Mr. Kleinman is currently Adjunct Professor of Strategic Management at the Graduate School of Business of The University of Chicago where he has taught since 1971. Mr. Kleinman serves as a member of the board of directors of Irex Corporation OTC symbol: IREX). Mr. Kleinman is also a member of the board of directors of the Acorn Fund, the Acorn International Fund, the Acorn USA Fund, the Acorn Select Twenty Fund and the Acorn Foreign Forty Fund which are registered under the Investment Company Act of 1940, and he serves as a member of the board of directors of Sonic Foundry, Inc. (NASDAQ symbol: SOFO).

          GARY A. AMES has been a director since August 2000. Mr. Ames is currently retired. From June 1998 to July 2000, Mr. Ames served as President and Chief Executive Officer of MediaOne International, a communications company. From July 1995 to June 1998, Mr. Ames served as President and Chief Executive Officer of USWest International, also a communications company. Mr. Ames currently serves on the board of directors of Albertsons, Inc. (NYSE symbol: ABS), Tektronix Inc. (NYSE symbol: TEK), Pac-West Telecomm Inc. (NASDAQ symbol: PACW), and Infowave Software, Inc., which trades on the Toronto Stock Exchange.

          JORGE P. MONTOYA has been a director since August 2000. Since 1999, Mr. Montoya has served as President, Global Food & Beverage, and President, Latin America for the Procter & Gamble Co., a consumer products company. Mr. Montoya has been with the Procter & Gamble Co. in various positions since 1971. Since 1996, Mr. Montoya has also served as a member of the board of directors of Rohm & Haas Co. (NYSE symbol: ROH).

          R. REED HARRISON III is a nominee for director. Mr. Harrison has been Senior Vice President of AT&T Local Network Services since August 2000. From February 2000 to August 2000, he served as Vice President -- Local Network Services for AT&T Corp. From June 1997 to February 2000, Mr. Harrison served as Vice President -- Chief Information and Investment Officer for AT&T Corp. From January 1996 to June 1997, he served as Vice President -- Local Infrastructure & Access Management Regional Operations for AT&T Corp. From July 1994 to December 1995, Mr. Harrison served as an AT&T Corp. corporate officer and President of Network Systems' GTE Global Business Unit.

                                   PROPOSAL 2

                   APPROVAL OF 2000 LONG TERM INCENTIVE PLAN
                             (ITEM 2 ON PROXY CARD)

     On August 28, 2000, our board of directors approved, subject to stockholder approval, the AT&T Latin America 2000 Long Term Incentive Plan. The purpose of the plan is to encourage a selected number of our key employees to acquire a proprietary and vested interest in our growth and performance, to generate an increased incentive to contribute to our future success and prosperity, thus enhancing our value for the benefit of stockholders, and to enhance our ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, our sustained progress, growth, and profitability depends. The plan has been effective since August 28, 2000 and we are now asking our stockholders to ratify the plan. In a letter dated July 25, 2000, AT&T Corp. agreed that it would vote to approve the form of the plan, with such substantial changes as may be mutually agreed upon between us and AT&T Corp., at our first annual shareholder's meeting or such other special shareholder's meeting as may be called for purposes of obtaining shareholder approval for the plan.

TYPES OF AWARDS

     The plan provides for awards of:

     - stock options, including incentive stock options within the meaning of
       Section 422 of the Internal Revenue Code;

     - stock appreciation rights;

     - restricted stock and restricted units;

     - performance stock and performance units;

     - deferred stock units;

     - cash performance bonuses; and

     - other awards as the compensation committee of the board of directors may from time to time determine.

ELIGIBILITY

     Any of our directors, officers or employees or any of our affiliates, including any prospective employee, and any consultant or contractor to us or any of our affiliates selected by the compensation committee is eligible for awards. The number of participants in the plan varies from year to year.

SHARES SUBJECT TO THE LONG TERM INCENTIVE PLAN

     17,444,452 shares of Class A common stock are currently available for issuance under the plan. On each January 1st of the fifth year through the tenth year in which the plan is in effect, the number of shares authorized to be issued under the plan will be increased by 3% of the total outstanding shares on December 31 of the prior year. If shares subject to an award under the plan are no longer subject to that award as a result of forfeiture or if an award otherwise terminates without a payment being made to the participant in the form of shares of Class A common stock, the shares will again be available for future award under the plan. If a participant tenders shares to exercise any award, or if we withhold shares to pay withholding taxes, only the net number of shares issued to the participant will be counted against the number of shares reserved for awards under the plan. If there is a change in the number or kind of outstanding shares of Class A common stock by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the shares of Class A common stock, the compensation committee will make appropriate adjustments to the type and number of shares covered by awards then outstanding under the plan, the exercise or reference price of outstanding awards and the shares that remain available for award under the plan. The total number of incentive stock options that may awarded under the plan is limited to 17,444,452.

LIMITATIONS ON AWARDS

     The maximum cash award that we may award to any individual in a calendar year is $2,000,000.

ADMINISTRATION

     The compensation committee administers the plan. It is authorized to delegate its authority except to the extent that it relates to the compensation of our chief executive officer, our four other most highly compensated executive officers or any other individual whose compensation the board of directors or compensation committee believes may become subject to Section 162(m) of the Internal Revenue Code. The compensation committee has the authority to construe, interpret and implement the plan and any agreements evidencing any awards under the plan, and to prescribe, amend and rescind rules and regulations relating to the plan. The determination of the compensation committee on all matters relating to the plan or any award agreement is final and binding.

STOCK OPTIONS

     The compensation committee is authorized to grant options to purchase common shares that are either "qualified," which includes those awards that satisfy the requirements of Section 422 of the Internal Revenue Code for incentive stock options, or "nonqualified," which includes those awards that are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code. These awards are subject to such terms and conditions, if any, as the compensation committee deems appropriate. Under the terms of the plan, the exercise price of the options will, unless the compensation committee determines otherwise, not be less than the fair market value of the common shares at the time of grant. The options generally have a term of ten years, unless the compensation committee specifies a shorter term, and vest and become exercisable at such times and subject to such conditions as the compensation committee determines.

     We may authorize the compensation committee to permit a participant to deliver shares of Class A common stock to exercise an option. The compensation committee may provide that, if a participant does so when the market value of the common shares exceeds the exercise price of the option, he or she will be automatically granted new "reload options" for the number of shares delivered to exercise the option. Reload options will be subject to the same terms and conditions as the related option except that the exercise price will be the fair market value on the date the reload option is granted and such reload options will not be exercisable for six months.

STOCK APPRECIATION RIGHTS

     The compensation committee is authorized to grant stock appreciation rights either alone or in addition to other awards granted under the plan. These awards are subject to such terms and conditions, if any, as the compensation committee deems appropriate. Under the terms of the plan, the reference price of a stock appreciation right will, unless the compensation committee determines otherwise, not be less than the fair market value of the stock on the date of grant. Upon exercise of a stock appreciation right, a participant receives an amount in cash or stock that is equal to the fair market value on the date of exercise over the reference price. Stock appreciation rights generally have a term of ten years, unless the compensation committee specifies a shorter term, and vest and become exercisable at such times and subject to such conditions as the compensation committee determines.

RESTRICTED STOCK AND RESTRICTED UNITS

     The compensation committee is authorized to award restricted stock and restricted units. For purposes of the plan, restricted stock is an award of common shares and a restricted unit is a contractual right to receive common shares or cash based on the fair market value of common shares. These awards are subject to such terms and conditions, if any, as the compensation committee deems appropriate. Restricted stock and restricted units generally become vested and nonforfeitable and the restriction period lapses at such times and subject to such conditions as the compensation committee determines.

PERFORMANCE STOCK AND PERFORMANCE UNITS

     The compensation committee is authorized to award performance stock and performance units. For purposes of the plan, performance stock is an award of shares of common stock and a performance unit is a contractual right to receive shares of common stock or cash based on the fair market value of shares of common stock. These awards are contingent upon the attainment, in whole or in part, of certain performance objectives over a period to be determined by the compensation committee. The performance objectives may include cash generation targets, profits, revenue and market share targets, profitability targets as measured through return ratios, stockholder returns and economic value added or other similar measure of profit. The performance objectives may be measured on an absolute basis versus predetermined targets, a relative basis versus peer companies or an external index. With regard to a particular performance period, the compensation committee has the discretion, subject to the plan's terms, to determine the terms and conditions of awards, including the performance objectives to be achieved during the performance measurement period and the determination of whether and to what degree the specified objectives have been attained.

DEFERRED STOCK

     The compensation committee is authorized to award deferred stock units, which confer upon a participant the right to receive common shares at the end of a specified deferral period. In addition, a participant in the plan may elect to receive deferred stock units in lieu of annual compensation and/or annual bonus, and the committee may grant to each individual who makes such an election supplemental deferred stock units. The committee determines when deferred stock units will vest.

CASH PERFORMANCE BONUS

     The compensation committee is also authorized to award short-term or long-term cash performance bonuses to our chief executive officer, our four other most highly compensated executive officers or any other individual whose compensation the board of directors or compensation committee believes may become subject to Section 162(m) of the Internal Revenue Code. These awards are contingent upon the attainment, in whole or in part, of certain performance objectives over a period to be determined by the compensation committee. The performance objectives may include cash generation targets, profits, revenue and market share targets, profitability targets as measured through return ratios, stockholder returns and economic value added or similar measure of economic profit. The performance objectives may be measured on an absolute basis versus predetermined targets, a relative basis versus peer companies or an external index. With regard to a particular performance period, the compensation committee has the discretion, subject to the plan's terms, to determine the terms and conditions of awards, including the performance objectives to be achieved during the performance measurement period and the determination of whether and to what degree the specified objectives have been attained. If a participant's employment terminates because of death, disability, early retirement (with the compensation committee's consent) or normal retirement, he or she is entitled to a prorated portion of the annual bonus for that part of the year that he or she was still employed by us.

DIVIDEND EQUIVALENTS

     The compensation committee determines whether participants are entitled to receive either currently or at a future date, dividends or other distributions paid with respect to awards and, if and to the extent determined by the compensation committee, either will be credited with or receive currently an amount equal to dividends paid with respect to the corresponding number of shares covered by awards.

NONTRANSFERABILITY OF AWARDS

     Awards under the plan are generally not assignable or transferable other than by will or by the laws of descent and distribution provided that the compensation committee may permit (on such terms and conditions as it shall establish) a recipient to transfer an award for no consideration to the recipient's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the recipient's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the recipient) control the management of assets, and any other entity in which these persons (or the recipient) own more than fifty percent of the voting interests. All awards and rights are exercisable during the life of the participant only by the participant, his or her legal representative or the permitted transferee.

STATUS OF PARTICIPANTS

     The participants in the plan are our unsecured general creditors. Unless otherwise provided in an award agreement, a participant has no rights as a stockholder with respect to any shares covered by any award until the underlying shares are delivered. An award does not confer on a participant any right to continued employment. Unless otherwise required by law or determined by the compensation committee, awards under the plan are not to be taken into account for purposes of any other compensation or benefit plan or arrangement of us and any of our affiliates.

TAX WITHHOLDING

     We and any of our affiliates are entitled to withhold from any payment any required withholding or other tax, and may require that the participant provide sufficient funds to us and any of our affiliates to satisfy any required withholding tax obligations before any delivery of shares or other payment to the participant. The compensation committee may permit a participant to satisfy any required withholding tax obligations by delivering common shares previously owned by the participant or by withholding a number of common shares otherwise deliverable to the participant, in each case having a fair market value at the time equal to the amount of the required withholding taxes, and upon such other terms and conditions as the compensation committee determines appropriate.

TERM AND AMENDMENT

     The plan has a ten-year term. The board of directors or the compensation committee is authorized to amend, suspend or terminate the plan. The expiration of the term of the plan, or any amendment, suspension or termination will not adversely affect any outstanding award held by a participant without the consent of the participant.

FEDERAL INCOME TAX CONSEQUENCES

     The following information is a general summary of some of the current federal income tax consequences of the plan to us and to the participants. It is not a complete description of the U.S. federal income tax aspects and it relates only to federal income taxes. There also may be federal estate and gift tax consequences, as well as potential foreign, state and local tax consequences. The summary is based on the existing law and tax laws may change. The actual tax consequences to participants will depend on their individual circumstances and the following information is not intended to provide any specific participant with tax advice. We encourage all participants to seek specific tax advice when they participate in the plan.

     Under present U.S. law, the grant of an option gives rise to no tax consequences for the participant or for us or any of our affiliates. Upon exercising an option, other than an incentive stock option, the participant will generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. We and any of our affiliates generally are entitled to a tax deduction at the same time and in the same amount, provided that the we comply with the applicable reporting requirements under the Internal Revenue Code and the regulations promulgated thereunder. Upon exercising an incentive stock option (as defined in the Internal Revenue Code), a participant generally will not recognize taxable income and we and any of our affiliates will not be entitled to any tax deduction. However, if shares purchased pursuant to the exercise of an incentive stock option are sold within two years from the date of grant or within one year after the transfer of such shares to the participant, then the difference, with certain adjustments, between the fair market value of the shares at the date of exercise and the option prices will be considered ordinary income, and we and any of our affiliates will be entitled to a tax deduction at the same time and in the same amount. In the event of a sale of shares purchased upon exercise of either a nonqualified option or an incentive stock option, any appreciation above or depreciation below the fair market value at the date of exercise will generally qualify as capital gain or loss. If shares purchased upon the exercise of a nonqualified option are transferred to the participant subject to restrictions, then, depending upon the nature of the restrictions, the income realized by the participant and our tax deduction may be deferred and measured by the excess of the fair market value of the shares over the option price at the time the restrictions lapse.

     Stock appreciation rights, stock awards, dividend equivalents and cash awards will not result in taxable income to the participant upon grant unless the award is paid at the time of grant. Generally, the above grants will be taxable to the participants as compensation in the year when paid. The participant will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of any shares received. We and any of our affiliates are entitled to a deduction at the same time and in the same amount, provided that we comply with the applicable withholding requirements under the Internal Revenue Code and the regulations promulgated thereunder. Any appreciation or depreciation on the sale of shares after transfer to the participant will result in capital gain or loss and we and any of our affiliates will have no tax consequences with respect thereto.

CHANGE OF CONTROL

     To maintain all of the recipients' rights in the event of a "change of control" of the Company, unless the compensation committee determines otherwise at the time of grant with respect to a particular award:

     - any options outstanding as of the date such change of control is determined to have occurred, and which are not then exercisable and vested, become fully exercisable and vested to the full extent of the original grant;

     - the performance restrictions or criteria objectives with respect to an award will be deemed met and the pro rata portion of the awards subject to performance restrictions or criteria vest or become payable, as the case may be; and

     - all other awards become unforfeitable and immediately transferable or payable, as the case may be.

     Notwithstanding what is described above, no acceleration of exercisability, vesting, or other payment shall occur with respect to any award or any class of awards if the compensation committee reasonably determines in good faith prior to the occurrence of a change of control that such award or awards shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award an "alternative award"), by a recipient's employer (or the parent or a subsidiary of such employer) immediately following the change of control, provided that any alternative award must:

     - be based on stock which is traded on an established securities market, or which will be so traded within 60 days of the change of control;

     - provide such recipient (or each recipient in a class of recipients) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

     - have substantially equivalent economic value to such award (determined at the time of the change of control); or

     - have terms and conditions which provide that in the event that the recipient's employment is involuntarily terminated or constructively terminated, in each case within eighteen (18) months of the change of control (except if such recipient's employment is terminated for "cause" as defined in the applicable award agreement), any conditions on a recipient's rights under, or any restrictions on transfer or exercisability applicable to, each such alternative award shall be waived or shall lapse, as the case may be.

     For this purpose, a constructive termination means a termination by a recipient following a material reduction in the recipient's base salary or a recipient's incentive compensation opportunity or a material reduction in the recipient's responsibilities, in either case without the recipient's written consent.

     A change of control of the Company under the plan means the first to occur of any of the following events:

     - the members of the board of directors at the beginning of any consecutive twenty-four calendar month period (the "incumbent directors") cease for any reason other than due to death or disability to constitute at least a majority of the members of the board of directors, provided that any director whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the members of the board of directors then still in office who are incumbent directors other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, will be treated as an incumbent director; or

     - any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934), but excluding the Company, any of our affiliates or any employee benefit plan of the Company or any of our affiliates, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Securities and Exchange Act of 1934), directly or indirectly, of securities of the Company representing more than the greater of (a) 35% of the combined voting power of our then outstanding securities or (b) the percentage of the combined voting power held by AT&T Corp. or any of its affiliates of our outstanding securities (before or after such acquisition), other than pursuant to a tender offer or exchange offer initiated by AT&T Corp., the Company or any of their respective affiliates; or

     - our stockholders approve a definitive agreement for the merger or other business combination of the Company with or into, or the sale or other disposition of all or substantially all of our assets to, another person
       (a) that is not an affiliate of the Company or AT&T Corp. (after giving effect to such transaction) or (b) a majority of the directors of which were not our directors immediately prior to such transaction and in which our stockholders immediately prior to the effective date of such transaction own a percentage of the voting power in such person that is less than one-half of the percentage of the voting power they owned in the Company immediately prior to such transaction, in each case other than pursuant to a tender offer or exchange offer initiated by AT&T Corp., the Company or any of their respective affiliates, and provided that such transaction shall have been consummated.

     Notwithstanding the foregoing, a "change in control" will not be deemed to occur (i) in the event that we file for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or (ii) as a result of any reorganization transaction involving AT&T or any affiliate of AT&T (other than the Company) if, following the completion of such reorganization, the stockholders of AT&T Corp. immediately prior to such reorganization continue to own, directly or indirectly, more than 50% of the combined voting interest in our capital stock.

STOCKHOLDER VOTE

     Adoption of this proposal requires an affirmative vote by the holders of a majority of the combined voting power of our outstanding shares of Class A and Class B common stock. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have the effect of a negative vote. Your directors recommend a vote for approval of the 2000 LTIP.

     In a letter dated July 25, 2000, AT&T Corp. agreed that it would vote to approve the form of the plan, with such substantial changes as may be mutually agreed upon between us and AT&T Corp., at our first annual shareholder's meeting or such other special shareholder's meeting as maybe called for purposes of obtaining shareholder approval for the plan.

     We believe that the foregoing discussion described the material aspects of the plan. However, stockholders are urged to review the plan in its entirety. A copy of the complete plan is included in this proxy statement as Appendix B.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10 percent of a registered class of the our equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of such equity securities.

     To our knowledge, based upon the reports filed and written representations that no other reports were required, during the fiscal year ended December 31, 2000, none of our directors and executive officers failed to file on a timely basis reports required by Section 16(a) with the following exceptions: Jorge P. Montoya, one report regarding one holding; A. Gary Ames, one report regarding one holding; David C. Kleinman, one report regarding five holdings; Patricio E. Northland, one report regarding nine holdings; Rodrigo Garcia, one report regarding one holding; Carlos Fernandez, one report regarding three holdings; Jose Gandullia, one report regarding four holdings; Mickey Schleien, one report regarding one holding; Fernando Vicuna, one report regarding one holding; Marie Santana, one report regarding one holding; Marco Northland, one report regarding three holdings and two transactions; Carlos Andre, one report regarding one holding; Alejandro

Rossi, one report regarding one holding; Jorge Rodriguez, one report regarding one holding; and Edgardo Lertora, one report regarding one holding.

                                   PROPOSAL 3

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                             (ITEM 3 ON PROXY CARD)

     Subject to stockholder ratification, the board of directors, upon recommendation of the audit committee, has reappointed the firm of PricewaterhouseCoopers LLP as the independent auditors to examine our financial statements for the year 2001. Our directors recommend that stockholders vote for such ratification. Ratification of the appointment of auditors requires a majority of the votes cast. Any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote. If the stockholders do not ratify this appointment, other independent auditors will be considered by the board of directors upon recommendation of the audit committee.

     Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

     For the year 2000, PricewaterhouseCoopers LLP also examined the financial statements of our subsidiaries and provided other audit services to us and our subsidiaries in connection with SEC filings and review of financial statements.

SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals intended for inclusion in next year's proxy statement should be sent to: AT&T Latin America Corp., 220 Alhambra Circle, Coral Gables, Florida 33134, Attn: Corporate Secretary and must be received by January 30, 2002.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

     In addition to the matters described above, there will be an address by the Chairman of the board of directors and a general discussion period during which stockholders will have an opportunity to ask questions about our business. At the time of the mailing of this proxy statement, we knew of no other matters that might be presented for stockholder action at the annual meeting.

           STOCK OWNERSHIP OF AT&T LATIN AMERICA CORP. AND AT&T CORP.
              MANAGEMENT AND DIRECTORS AND PRINCIPAL STOCKHOLDERS

OWNERSHIP OF OUR SECURITIES

     The following table sets forth, as of March 31, 2001, information regarding the beneficial ownership of our common shares by:

     - each person that is known by us to own beneficially more than five percent of our outstanding shares based upon filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934;

     - each of our directors and named executive officers who own our shares;
       and

     - all of our directors and executive officers as a group.

     All of the shares owned by ATTLA Holding Corp., a wholly-owned subsidiary of AT&T Corp., are shares of Class B common stock, and all of the shares owned by all other stockholders are shares of Class A common stock.

                                                                            AMOUNT        PERCENT OF
                                                                         AND NATURE OF   CLASS A AND B
                                                              TITLE OF    BENEFICIAL        COMMON
NAME OF BENEFICIAL OWNER(1)                                    CLASS     OWNERSHIP(2)      STOCK(3)
---------------------------                                   --------   -------------   -------------
AT&T Corp...................................................    B         73,081,595(4)      62.8%
S.L. Participacoes..........................................    A          8,120,177(5)       7.0%
Patricio E. Northland.......................................    A          4,592,281(6)       3.9%
A. Gary Ames................................................    A              5,000(7)         *
David C. Kleinman...........................................    A            290,000(8)         *
Alejandro O. Rossi..........................................    A             35,360            *
Marco A. Northland..........................................    A            229,183(9)         *
All directors and executive officers as a group.............    A          5,481,824          4.7%

---------------

 *  Less than 1%
(1) The address of all persons set forth in the table is 220 Alhambra Circle, Suite 910, Coral Gables, Florida 33134 unless stated otherwise.
(2) "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. A person "beneficially owns" stock not only if he holds it directly, but also if he indirectly (through a relationship, position as a director or officer or trustee, or a contract or understanding) has or shares the power to vote the stock or the power to sell the stock, or has the right to acquire it within 60 days.
(3) Assumes that all shares of Class B common stock have been converted into shares of Class A common stock, which may be done at any time at the election of the holder. AT&T Corp. indirectly owns 100% of our shares of Class B common stock.
(4) Includes the shares owned by ATTLA Holding Corp., a wholly-owned subsidiary of AT&T Corp. The address of AT&T Corp. and ATTLA Holding Corp. is 295 North Maple Avenue, Basking Ridge, New Jersey 07920.
(5) The address of SL Participacoes, an affiliate of Promon Ltda., is Avenida Juscelino Kubitschek, 1830, 14o. andar, Torre 4, CEP 04543-900, Sao Paulo SP, Brazil.
(6) Includes 3,192,281 shares of our Class A common stock that may be purchased upon the exercise of outstanding stock options of which 1,343,307 are held by Northland Investments, LP, which is also the record owner of 600,000 shares of our Class A common stock.
(7) Held under the A. Gary and Barb Ames Living Trust.
(8) Includes 260,000 shares of our Class A common stock that may be purchased upon the exercise of outstanding stock options.
(9) Includes 133,333 shares of our Class A common stock that may be purchased upon the exercise of outstanding stock options.

OWNERSHIP OF AT&T CORP. SECURITIES

     The following table sets forth, as of March 31, 2001, information regarding the beneficial ownership of AT&T Corp. common stock, AT&T Wireless Group tracking stock ("AT&T Wireless Stock") and Class A and Class B Liberty Media tracking stock ("Liberty Stock") by:

     - each of AT&T Latin America's directors, nominees for directors and named executive officers who own AT&T Corp. shares, AT&T Wireless Stock and Liberty Stock; and

     - all of our directors and executive officers as a group.

                                                          AT&T CORP.
NAME OF BENEFICIAL OWNER                                 COMMON SHARES   AT&T WIRELESS STOCK   LIBERTY STOCK
------------------------                                 -------------   -------------------   -------------
Edward M. Dwyer........................................       99,824(1)          66,433(2)           0
John A. Haigh..........................................       78,722(3)          21,295(4)           0
Timothy L. Murray......................................       48,778(5)          54,983(6)           0
John C. Petrillo.......................................      503,992(7)          70,066(8)           0
Gary R. Weis...........................................      119,400(9)          13,500(10)          0
R. Reed Harrison III...................................      129,935(11)         41,162(12)          0
A. Gary Ames...........................................      943,787(13)          1,000(14)          0
All our directors and executive officers as a group....    1,976,053            276,151              0

---------------

No beneficial owner listed in this table owns more than 1% of any class of securities presented nor do the directors and executive officers as a group.

 (1) Includes 68,018 shares that may be purchased upon the exercise of outstanding options.
 (2) Includes 58,933 shares that may be purchased upon the exercise of outstanding options.
 (3) Includes 70,075 shares that may be purchased upon the exercise of outstanding options.
 (4) Includes 19,295 shares that may be purchased upon the exercise of outstanding options.
 (5) Includes 31,567 shares that may be purchased upon the exercise of outstanding options.
 (6) Includes 41,358 shares that may be purchased upon the exercise of outstanding options.
 (7) Includes 402,050 shares that may be purchased upon the exercise of outstanding options. Also includes 43,952 shares owned pursuant to a deferred compensation plan.
 (8) Includes 65,066 shares that may be purchased upon the exercise of outstanding options.
 (9) Includes 28,400 shares that may be purchased upon the exercise of outstanding options and 27,500 performance shares.
(10) Includes 8,500 shares that may be purchased upon the exercise of outstanding options.
(11) Includes 116,943 shares that may be purchased upon the exercise of outstanding options.
(12) Includes 41,037 shares that may be purchased upon the exercise of outstanding options.
(13) Includes 915,787 shares that may be purchased upon the exercise of outstanding options. Options for 328,064 of such shares are held by the Ames Family Ltd. Partnership. Options for 25,000 shares are held by the Ames Family Foundation.
(14) Held under joint ownership with E. Ames and B. Barjesten.

COMPARATIVE STOCK PERFORMANCE CHART

     The following stock performance chart compares the cumulative total stockholder return on shares of our common stock since August 29, 2000 with the Nasdaq Composite Index and the Nasdaq Telecom Composite Index.

                                                                               NASDAQ STOCK MARKET               NASDAQ
                                                AT&T LATIN AMERICA CORP.             (U.S.)                TELECOMMUNICATIONS
                                                ------------------------       -------------------         ------------------
8/29/00                                                  100.00                      100.00                      100.00
8/00                                                      80.58                      103.11                      102.97
9/00                                                      48.56                       89.71                       90.80
10/00                                                     41.01                       82.32                       79.31
11/00                                                     23.38                       63.46                       57.74
12/00                                                     15.83                       60.06                       57.88

EXPLANATION

     The graph assumes $100 was invested on August 29, 2000 in our shares of Class A common stock, the Nasdaq Composite Index and the Nasdaq Telecom Composite Index.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table describes the components of the total plan and non-plan compensation that was awarded to, earned by or paid to each of the individuals serving as our chief executive officers during the year ended December 31, 2000 and each of our four most highly compensated executive officers (other than the chief executive officers) who were serving as executive officers at the end of 2000, for any services rendered in any capacity to us or our subsidiaries. We refer to these individuals as the "named executive officers" in this proxy statement.

                                                                                    LONG-TERM
                                                                               COMPENSATION AWARDS
                                                                            -------------------------
                                                 ANNUAL COMPENSATION(4)     RESTRICTED   SECURITIES
                                               --------------------------   STOCK        UNDERLYING
                                                       SALARY     BONUS     AWARD(S)     OPTIONS/SARS
NAME AND PRINCIPAL POSITION                    YEAR     ($)       ($)(5)     ($)            (#)
---------------------------------------------  ----   --------   --------   ----------   ------------
Patricio E. Northland........................  2000   $186,250   $250,000       $0(6)             0
  Chairman of the Board and Chief Executive
  Officer(1)
John A. Haigh................................  2000   $      0   $      0       $0                0
  President(2)
Alejandro Rossi..............................  2000   $150,000   $170,300       $0          100,000(7)
  General Manager, AT&T Argentina(3)
Carlos Andre.................................  2000   $248,198   $179,300       $0          200,000(7)
  General Manager AT&T do Brasil(3)
Marco A. Northland...........................  2000   $ 88,166   $169,000       $0          200,000(7)
  Vice President -- Product and
  Business Services(3)
Thomas Canfield..............................  2000   $ 83,333   $ 83,700       $0                0
  General Counsel and Secretary(3)

---------------

(1) Mr. Patricio E. Northland has served as our Chief Executive Officer since August 28, 2000. Prior to August 28, 2000, Mr. Northland served as the Chairman of the board of directors, President and Chief Executive Officer of FirstCom Corporation and earned compensation from FirstCom Corporation, including a bonus in the amount of $754,980, that was paid on September 30, 2000 and approved by FirstCom Corporation's board of directors on August 20, 2000.
(2) John A. Haigh served as our President prior to August 28, 2000, but he was not awarded, nor did he earn or get paid, any plan or non-plan compensation by any person for any services rendered in any capacity to us or our subsidiaries.
(3) Mr. Alejandro Rossi has served as the General Manager of AT&T Argentina, our subsidiary since June 30, 2000. Mr. Carlos Andre has served as the General Manager of AT&T do Brasil, our subsidiary, since April 3, 2000. Each of Messrs. Marco Northland and Thomas Canfield have served as our executive officers since August 28, 2000. Prior to that, Mr. Northland and Mr. Canfield were employed by FirstCom. Prior to their becoming our executive officers, none of these executive officers were awarded, nor did they earn or get paid, any plan or non-plan compensation by any person for any services rendered in any capacity to us or our subsidiaries.
(4) None of the named executive officers received other annual compensation during 2000 required to be set forth in this table. This table does not include amounts expended by us pursuant to plans (including 401(k) plans) that do not discriminate in scope, terms or operation in favor of our executive officers or directors and that are generally available to all employees.
(5) Bonus earned in fiscal year 2000 and paid March 1, 2001.
(6) On October 31, 1999, Mr. Northland purchased from FirstCom Corporation restricted common shares of FirstCom Corporation that were exchanged for our shares of our Class A common stock when the merger of FirstCom Corporation our wholly-owned subsidiary was completed on August 28, 2000. As at the end of fiscal year 2000, the number of Mr. Patricio Northland's aggregate restricted stock holdings subject to repurchase rights by us was 711,111. The value of such restricted stock was $1,889,066, representing the closing market price of a share of our unrestricted stock as at the end of fiscal year 2000 ($2.6565), multiplied by 711,111. Dividends will not be paid on restricted stock. In addition to the foregoing 711,111 shares, Mr. Northland holds 88,999 shares that were part of the original 800,000 restricted shares he purchased but, because of the passage of time, are no longer subject to repurchase rights by us.
(7) Options granted as of August 29, 2000.

STOCK OPTION GRANTS IN 2000

     The following table discloses the individual grants of stock options made during the year ended December 31, 2000 to each of the named executive officers:

                                           INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE
                            -----------------------------------------------                        VALUE AT ASSUMED
                              NUMBER OF      PERCENT OF TOTAL                                    ANNUAL RATES OF STOCK
                              SECURITIES       OPTIONS/SARS                                       PRICE APPRECIATION
                              UNDERLYING        GRANTED TO      EXERCISE OF                       FOR OPTION TERM(1)
                             OPTION/SARS       EMPLOYEES IN     BASE PRICE                      -----------------------
NAME                        GRANTED (#)(2)     FISCAL YEAR        ($/SH)      EXPIRATION DATE     5% ($)      10% ($)
----                        --------------   ----------------   -----------   ---------------   ----------   ----------
Patricio E. Northland.....           0                0%          $    0               N/A             N/A          N/A
  Chairman of the
  Board and Chief
  Executive Officer
John A. Haigh.............           0                0%          $    0               N/A             N/A          N/A
  President
Carlos Andre..............     200,000             5.99%          $17.28         8/29/2010      $5,361,778   $7,779,218
  General Manager --
  AT&T do Brasil
Alejandro Rossi...........     100,000             2.99%          $21.21         8/29/2010      $2,680,889   $3,889,609
  General Manager --
  AT&T Argentina
Marco A. Northland........     200,000             5.99%          $17.28         8/29/2010      $5,361,778   $7,779,218
  Vice President --
  Product and
  Business Services
Thomas Canfield...........           0                0%          $    0               N/A             N/A          N/A
  General Counsel
  and Secretary

---------------

(1) The 5% and 10% assumed rates of compound stock price appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent our estimate or projection of the future trading prices of our shares of class A common stock. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% or at any other defined level. Actual gains, if any, on stock option exercises are dependant on numerous factors, including our future performance, overall market conditions and the optionholder's continued employment with us throughout the entire vesting term and the option term, which factors are not reflected in this table.
(2) Options granted as of August 29, 2000. Mr. Carlos Andre's options vest with respect to twenty-five percent (25%) of the shares subject to the options on each of August 29, 2001, 2002, 2003 and 2004. Marco Northland's options vest with respect to one-half (50%) of the shares subject to the options on August 29, 2002, twenty-five percent (25%) on August 2, 2003 and the final twenty-five percent (25%) on August 29, 2004. Mr. Alejandro Rossi's options vest one-half (50%) on June 30, 2002, twenty-five percent (25%) on June 30, 2003 and the final twenty-five percent (25%) on June 30, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     None of the named executive officers exercised any of our stock options in fiscal 2000. The following table provides information concerning the fiscal year-end value of unexercised options, provided on an aggregated basis, of each of the named executive officers.

                                                   NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                 OPTIONS AT FY-END (2000)          OPTIONS(3) AT FY-END
                                                ---------------------------     ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------     -----------   -------------
Patricio E. Northland.........................   3,191,777      1,955,556(1)     $728,066         $  0
  Chairman of the Board and Chief
  Executive Officer
John A. Haigh.................................           0              0             N/A          N/A
  President
Carlos Andre..................................           0        200,000        $      0         $  0
  General Manager -- AT&T do Brasil
Alejandro Rossi...............................           0        100,000        $      0         $  0
  General Manager -- AT&T Argentina
Marco A. Northland............................     133,333        200,000(1)     $ 47,533         $  0
  Vice President -- Product and
  Business Services(2)
Thomas Canfield...............................           0        200,000(1)     $      0         $  0
  General Counsel and Secretary

---------------

(1) Includes options granted by FirstCom Corporation to the named executive officers that were converted into options to acquire shares of the company upon completion of the merger of FirstCom Corporation into a wholly owned subsidiary of the company on August 28, 2000.
(2) In May 2000, Mr. Marco Northland exercised 66,667 options to acquire shares of FirstCom Corporation. These shares were converted into shares of the company pursuant to the merger.
(3) Options were in-the-money at fiscal year-end if the fair market value of the underlying securities at fiscal year end ($2.6565) exceeded the exercise price of the option. The dollar values in this column were calculated by determining the difference between the fair market value of the securities underlying the options at fiscal year-end and the exercise price of the options.

COMPENSATION OF DIRECTORS

     Non-employee directors receive a retainer of $25,000, payable in cash, in a lump sum at the beginning of the year or in "deferred units." Under the "deferred units" arrangement, a participant may elect to defer receipt of the annual retainer by written notice to us no later than six months before the date the annual retainer would otherwise be payable. Any deferred annual retainer will be deemed invested in a deferred unit account, which will initially be credited with a notional number of our shares of Class A common stock equal to the annual retainer so deferred divided by the fair market value per share on the date the annual retainer would otherwise be payable. One additional deferred unit will be credited to the participant's account for every five deferred units credited to such participant's account. The participant will be immediately vested in the deferred units and will vest in the additional units six months after such additional units are credited to the account. If we pay dividends on outstanding shares, dividends will also be credited to accounts, in the form of additional units, as if units were outstanding shares. The participant will vest in dividend units at the same time as the underlying deferred units or additional units in respect of which such dividend units are paid.

     In addition, as of August 29, 2000, each non-employee director was granted options to acquire 100,000 shares at a price per share of $17.28. These options will vest on August 29, 2008, subject to the director's continued service on the board of directors. These options may earlier vest over a five-year period, with up to a maximum of 20% of the shares subject to the options vesting on each of the first five anniversaries of the grant date. The actual number of options that will vest on each anniversary will be determined based on board and committee attendance, as described in the next two sentences. Each year, with respect to 12.5% of the shares subject to the options: (i) none of such options will become vested unless the director has attended at least two-thirds ( 2/3) of the board of directors meetings for such year, (ii) 5% of the options will become vested provided the director attended at least two-thirds ( 2/3) of such board of directors meetings, (iii) 10% of the options will become vested provided the director attended at least three-fourths ( 3/4) of such board of directors meetings and (iv) 12.5% of the options will become vested provided the director attended five-sixth ( 5/6) of such board of directors meetings. Each year, with respect to 7.5% of the shares subject to the options: (i) none of such options will become vested unless the director has attended at least one-half ( 1/2) of the committee meetings (with respect to two committees on which such director serves) for such year, (ii) 2.5% of the options will become vested provided the director has attended at least one-half ( 1/2) of such committee meetings, (iii) 5% of the options will become vested provided the director has attended at least three-fourths ( 3/4) of such committee meetings and (iv) 7.5% of the options will become vested provided the director has attended seven-eighths ( 7/8) of such committee meeting.

EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE OF CONTROL ARRANGEMENTS

     Patricio E. Northland our Chairman of the board of directors and Chief Executive Officer, is party to a five-year employment agreement that will automatically renew in one-year increments starting in 2005. Under this agreement, Mr. Northland is entitled to receive an annual base salary of $510,000 and an annual performance bonus that may range from 0% to 200% of base salary, with a target bonus of 100% of base salary, that is determined based upon the satisfaction of performance criteria established by the compensation committee of our board of directors. In addition, he is entitled to a retention bonus of up to $3,000,000 payable in six equal installments of $500,000 on each February 28, 2001, 2002 and 2003 and August 28, 2001, 2002 and 2003, provided he remains employed as of each such payment date. Mr. Northland is also entitled to a car allowance of $1,000 per month during his employment period.

     If we terminate Mr. Northland's employment other than for "cause," or if he terminates his employment for "good reason," he will be entitled to severance of two times his annual base salary and annual bonus as well as a pro rata annual bonus for the year in which his employment is terminated. In addition, his retention bonus will be immediately payable and all stock options and restricted stock will vest. "Cause" includes certain actions or inactions of Mr. Northland's that may be harmful to the Company, its affiliates or their respective businesses. "Good reason" includes, without Mr. Northland's written consent, a diminution of his duties, responsibilities, salary or bonus, the relocation of his principal place of business from the metropolitan Miami, Florida area, notice by us to terminate the automatic renewal of the agreement, and his failure to be elected to the board of directors.

     Mr. Northland agreed not to compete against us during his employment and thereafter for two years. Upon a change of control of the Company, the retention bonus will be immediately payable and the options and restricted shares will immediately vest in full. If his change of control payments are subject to an excise tax, and the payments subject to the excise tax exceed 110% of the amount of payments that could be paid that would not give rise to the excise tax, he will be entitled to a "gross-up" payment in an amount sufficient to make him whole after the imposition of the excise tax.

     Alejandro O. Rossi entered into an employment contract, dated as of June 30, 2000, to serve as the General Manager of AT&T Argentina, our subsidiary. Pursuant to this agreement, Mr. Rossi is entitled to receive an annual base salary of $300,000 and a target annual performance bonus of 50% of base salary, determined based upon the satisfaction of performance criteria established by AT&T Argentina's board of directors. In addition, Mr. Rossi is entitled to a $500,000 "retention award" on June 30, 2001, provided he remains the General Manager of AT&T Argentina through such date. Each year Mr. Rossi is entitled to receive a complementary annual payment as required by Argentine labor laws in an amount equal to one month of base salary. The term of employment is for an unspecified period, but may be terminated at any time by either party. If Mr. Rossi terminates his employment for "good reason" or his employment is terminated "without cause", he may be entitled to severance in an amount equal to his annual base salary then in effect and, if his termination occurs prior to June 30, 2001, the retention award will be payable in one lump sum.

     Carlos Andre, the General Manager of AT&T do Brasil, our subsidiary, is party to an employment contract pursuant to which he is entitled to receive a base salary of 40,000 Reais per month and a target annual performance bonus of 75% of his annual base salary, determined based upon the satisfaction of performance criteria established by AT&T do Brasil. Each year, Mr. Andre is entitled to receive a complementary annual payment in an amount equal to one month of base salary as well as a vacation bonus, each as required by Brazilian labor laws. The term of employment is for an unspecified period, but may be terminated at any time by either party. If we terminate Mr. Andre's employment other than for "cause," or if Mr. Andre terminates his employment for "good reason," we will pay Mr. Andre an amount in Reais equivalent to his annual compensation. Mr. Andre is subject to a 12-month non-competition and non-soliciting clause. In addition, Mr. Andre entered into a "supplementary agreement" pursuant to which he was paid a sign-on bonus equal to $50,000 and is entitled to a car allowance not to exceed 85,000 Reais a year.

     Marco A. Northland, Vice President -- Product and Business Services, entered into a two-year employment agreement, dated as of June 26, 2000, that automatically renews in one-year increments. Under this agreement, Mr. Northland is entitled to receive an annual base salary of $276,000 and a target annual performance bonus of 50% of base salary that is determined based upon the satisfaction of performance criteria established by our Chief Executive Officer or the compensation committee of our board of directors. In addition, Mr. Northland is entitled to a car allowance of $400 per month during his employment. If Mr. Northland's employment is terminated other than for "cause," or he terminates employment for "good reason," Mr. Northland will be entitled to severance equal to his annual base salary (as then in effect) for the greater of one year or the period of time remaining until March 1, 2002. He will also be entitled to the greater of his target bonus for the year in which the termination occurs or the average of his actual annual bonus paid with respect to the two years preceding the year in which the termination occurs. At the time annual bonuses for the fiscal year in which termination occurs are paid, he will also be entitled to a pro rata annual bonus based upon actual performance under the annual bonus plan for such fiscal year (as determined by the board of directors or the compensation committee in its reasonable discretion), to the extent not otherwise paid. In addition, if his employment terminates prior to the second anniversary of his commencement date, 50% of the 200,000 stock options granted to him pursuant to the agreement will vest and become exercisable. Until Mr. Northland becomes eligible for comparable benefits from a subsequent employer, he, his wife, dependents and beneficiaries will continue to be eligible to participate in our medical, dental, disability, life and other welfare insurance plans for a period of twelve (12) months following termination.

     Thomas C. Canfield, General Counsel and Secretary, is party to a two-year employment agreement that automatically renews in one-year increments beginning in 2002. Under this agreement, Mr. Canfield is entitled to receive an annual base salary of $250,000 and a target annual performance bonus of 50% of base salary that is determined based upon the satisfaction of performance criteria established by our Chief Executive Officer or the compensation committee of our board of directors. Mr. Canfield is also entitled to a car allowance of $400 per month during his employment. In the event of a change in control, all 200,000 options that were granted to him in connection with his entering into this agreement will be immediately vested. If Mr. Canfield's employment is terminated other than for "cause," or he terminates employment for "good reason," he will be entitled to severance equal to his annual base salary (as then in effect) for the greater of one year or the period of time remaining until May 9, 2002. He will also be entitled to the greater of his target bonus for the year in which the termination occurs or the average of his actual annual bonus paid with respect to the two years preceding the year in which the termination occurs, such sum then divided by twelve (12). At the time annual bonuses for the fiscal year in which termination occurs are paid, he will also be entitled to a pro rata annual bonus based upon actual performance under the annual bonus plan for such fiscal year (as determined by the board of directors or the compensation committee in its reasonable discretion), to the extent not otherwise paid. In addition, if his employment terminates prior to the second anniversary of his commencement date, 50% of the 200,000 stock options granted to him pursuant to the agreement will vest and become exercisable. Until Mr. Canfield becomes eligible for comparable benefits from a subsequent employer, he, his wife, dependents and beneficiaries will continue to be eligible to participate in our medical, dental, disability, life and other welfare insurance plans for a period of twelve (12) months following termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REGIONAL VEHICLE AGREEMENT WITH AT&T CORP.

     We entered into a "regional vehicle agreement" with AT&T Corp. in August 2000 at the time of the FirstCom merger. This section describes the material terms of the regional vehicle agreement and related provisions of our certificate of incorporation.

Purpose The parties defined the overall scope and nature of our operations in the regional vehicle agreement as well as in our certificate of incorporation.

Scope The regional vehicle agreement and the certificate of incorporation define:

                    - where in Latin America we may operate;

                    - what communications services we may provide and in some
                      cases, to whom those services may be provided; and

                    - the conditions under which AT&T Corp. and its affiliates may compete with us.

Term The regional vehicle agreement has an indefinite term and in general will terminate only by mutual agreement of ourselves and AT&T Corp. However, AT&T Corp. may terminate the regional vehicle agreement at any time after the termination of the service mark license agreement with AT&T Corp.

  Our Region

     Our certificate of incorporation permits us to operate only in the countries of South America and the Caribbean, plus Panama but excluding Cuba. In addition, the regional vehicle agreement restricts us from operating in Venezuela.

  Our Services

     Our certificate of incorporation limits our business to the provision of telecommunications services. Following is a description of the services we are permitted to provide as well as limitations on our services:

     Permitted Services.  We may provide the following services:

     - long distance;

     - 1-800/toll-free;

     - local voice delivered through fixed lines;

     - Internet access;

     - e-commerce or electronic commerce;

     - fixed wireless for connection to networks;

     - video conferencing services;

     - web hosting, which involves providing or managing equipment to operate an Internet web site;

     - voice over Internet Protocol, which involves the transmission of voice over an inter-networking standard that enables communication across the Internet regardless of the hardware or software used;

     - AT&T calling card services, and AT&T Direct(R) services, which allow callers to access AT&T networks from points throughout the world;

     - dedicated line services, which involve the leasing of network lines expressly for connecting two or more users. These dedicated lines establish a permanent circuit dedicated solely to the use of the particular customer;

     - switched digital services, which allow users to establish end-to-end digital connections over shared facilities on an as-needed basis, similar in concept to making a telephone call; and

     - virtual network services, which involve a connection of customer networks to an operator's network to create an overall capability for voice and data services that acts functionally like a network owned or operated exclusively by that customer.

     We may also provide data services using the following protocols for transmitting data over a communications network:

     - packet X.25, an older protocol designed for transmitting data files in pieces or "packets" over analog communications networks that were originally designed for voice traffic;

     - frame relay, a newer protocol designed for transmission of data over digital networks in packets of varying length; and

     - asynchronous transfer mode, an even newer protocol, designed for transmitting data in fixed-size packets or "cells" to enable networks to accommodate many different transmission systems and permit transmission of a mix of voice, data and video.

     Prohibited Services. The regional vehicle agreement limits our ability to provide some services. We may not provide:

     - mobile wireless/personal communications services;

     - cable telephone or cable services, which include telephone, data and video services, as well as Internet access, delivered through networks typically used to deliver cable television; or

     - cross-border transport services between two or more countries to international carriers and select services involving the arrangement, management and delivery of termination of international communications traffic.

     In addition, we may not provide solutions services, such as outsourcing professional services and systems integration. Outsourcing professional services include:

     - providing professional services relating to network architecture validation, implementation, operations and life cycle management, which include confirming that a network's design works efficiently, installing and testing network equipment and managing the need for change to the network;

     - business process consulting and migration planning and implementation, which include planning to ensure that a customer's network properly supports the customer's objectives and planning for and implementing changes to that network; and

     - ownership and acquisition of assets from and on behalf of customers related to providing outsourcing professional services.

     Systems integration involves:

     - advising clients how best to use information technology to achieve their ends and to reengineer business processes to make organizations work more effectively;

     - specifying, designing or building integrated business systems for or on behalf of clients;

     - managing the change to those systems for or on behalf of clients;

     - supporting, maintaining, enhancing, operating or further developing those systems for or on behalf of clients, providing program or project management and integration of customer-defined individual customer solutions; and

     - providing other related services required or requested by clients in connection with the services listed above.

     Systems integration services do not include the underlying capability to provide services.

     Managed Network Services. Although we may not provide solutions services, we may provide managed network services to companies other than multinational corporations reserved for Concert by AT&T Corp. and British Telecom. Managed network services include providing:

     - services to a customer that consist solely of providing and maintaining the elements of a customer's wide area communications network, which is a network connecting two or more customer sites, each of which may operate an internal local area network;

     - services to the extent relating to a customer's wide area communications network, directly related planning, design, installation, maintenance and ongoing support functions; and

     - equipment on the customers' premises at the interface between a wide area communications network and the remainder of the customer's networking environment insofar as that equipment facilitates:

      -- the maintenance of the customer's wide area communication services;

      -- the recording of performance data with respect to the customer's wide area communications services;

      -- the provisioning of new wide area communications services to the customer or changes in the parameters of these services; or

      -- the integration of multiple wide area communications services, excluding in the case of the first two items listed in this paragraph any such service or equipment that materially extends services beyond the interface described above further into the customer's non-wide communications network.

     We do not believe that this restriction on our providing managed network services to multinational customers reserved for Concert will materially affect our ability to implement our growth strategy.

     To the extent we provide services under the AT&T Latin America brand or other AT&T Corp. brands, there are service limitations in the service mark license agreement with AT&T Corp., which are described below.

  Competition by AT&T Corp.

     The regional vehicle agreement limits the ability of AT&T Corp. and its subsidiaries to compete with us. It also places obligations on AT&T Corp. if it acquires our competitors with specific characteristics, as described below.

     The limitations on competition and the obligations of AT&T Corp. relating to the acquisitions of competitors discussed below do not apply to Concert or companies related to the AT&T Global Network Services companies, AT&T Corp.'s Liberty Media group, or AT&T Corp.'s acquisition of MediaOne or to any person in which any of those companies has an equity interest.

     In addition, restrictions relating to competition with us do not apply to:

     - services using assets owned or controlled by the AT&T Global Network Services companies; or

     - services provided by AT&T Corp. or its subsidiaries in connection with providing managed network services or outsourcing professional services.

     Outsourcing professional services include the provision of professional services relating to network architecture validation, implementation, operations and life cycle management. These services include business process consulting, migration planning and implementation, but not managed network services. Outsourcing professional services also include the ownership and acquisition of assets from and on behalf of customers related to the provision of outsourcing professional services.

     Competitive Services. Except as described above, AT&T Corp. and its existing subsidiaries may not offer customers a number of services in our region unless they are obtained from us. These services include:

     - long distance;

     - 1-800/toll-free;

     - local voice delivered through fixed lines;

     - Internet access;

     - dedicated line services, which involve the leasing of network lines expressly for connecting two or more users. These dedicated lines establish a permanent circuit dedicated solely to the use of the particular customer;

     - switched digital services, which allow users to establish end-to-end digital connections over shared facilities on an as-needed basis, similar in concept to making a telephone call; and

     - virtual network services, which involve a connection of customer networks to an operator's network to create an overall capability for voice and data services that acts functionally like a network owned or operated exclusively by that customer.

     These services also include data services using the following protocols for transmitting data over a communications network:

     - packet X.25, an older protocol designed for transmitting data files in pieces or "packets" over analog communications networks that were originally designed for voice traffic;

     - frame relay, a newer protocol designed for transmission of data over digital in packets of varying length; and

     - asynchronous transfer mode, an even newer protocol designed for transmission of data in fixed-size packets or "cells" that enable networks to accommodate many different transmission systems and permit transmission of a mix of voice, data and video.

     Regional Acquisitions. AT&T Corp. and its subsidiaries may acquire our competitors. However, except as described below, if that competitor earned more than half of its revenues in the previous fiscal year in our region of operations from the services described under the heading "Competitive Services" set forth above, AT&T Corp. or its relevant subsidiary would be required either to:

     - cause that competitor to cease offering those services; or

     - offer to sell to us for cash at fair market value the portion of the competitor's business that primarily relates to those services in our region of operations.

     That offer must be made within either eighteen or thirty months of the acquisition of the competitor, depending on how much of the competitor's business is derived from AT&T Latin America's region. No offer to purchase is required if it would:

     - violate any law or a pre-existing contractual obligation of the competitor;

     - violate a contract that is binding on any material assets of the competitor;

     - result in a tax on an AT&T Corp. entity that is material in relation to the price paid for that portion of the business; or

     - in the good faith determination of the board of directors of the relevant AT&T Corp. entity, violate its fiduciary duties to minority shareholders of the relevant company.

If we do not accept such an offer for a competitive business, the acquired competitor may compete with us.

RESTRICTIONS ON OUR BUSINESS RELATED TO CONCERT

     Restrictions on Our Business Related to Concert. Additional restrictions on our business would apply if we and our subsidiaries receive more than an aggregate of $150 million revenues in any year from providing services over cross-border networks in which we have an equity interest. The maximum revenue figure represents an amount of this type of revenues significantly higher than our growth strategy contemplates to generate from these services. That is because we do not expect that the cross-border networks in which we will have an equity interest will be material.

     These additional restrictions would prohibit us from offering, selling or distributing to multinational corporations reserved for Concert by AT&T Corp. and British Telecom, except through Concert, communication services, which consist of:

     - those services and applications, including enhanced services and applications, that involve the transmission of voice, data, sound, music, still and moving image or video and other elements by fixed media, or radio or other wave signal;

     - any similar or substitute service available or offered from time to time; and

     - the business of developing, designing or offering content-based applications.

     The additional restrictions would also prohibit us from:

     - offering, distributing or providing to any customers select communications services between countries that are provided or targeted to businesses and to their employees in their capacity as employees, except through Concert; and

     - owning, operating, leasing or managing facilities predominantly used to provide services between or among two or more countries.

SERVICE MARK LICENSE AGREEMENT WITH AT&T CORP.

     AT&T Corp. has entered into a service mark license agreement with us that became effective when the FirstCom merger was completed.

     Service Marks. AT&T Corp. licenses to us service marks, including "AT&T" and the AT&T with a fanciful globe design mark, to us for our use in the provision of our services in our region. We may also use the "AT&T" mark as part of our trade and corporate names so long as at least half of the licensed services -- namely, those grossing the highest revenue -- meet service specifications provided by AT&T Corp. We may not use any mark other than a mark licensed by AT&T Corp. for the services described under the heading "Services" above without AT&T Corp.'s consent.

     Brand Fee. During each year of the term of the service mark license agreement, we pay a brand-fund fee to AT&T Corp. each year equal to the greater of $5.0 million or a designated percentage of our gross revenues. Initially the designated percentage of gross revenues is 4%. This percentage will decrease to 3.25% in the third year of the initial term and to 2.5% in the final two years of the initial term. The brand-fund fee is used exclusively to develop the brand and support our communications activities in the region, including advertising in support of the brand, staff support to develop our communications activities and monitoring brand activities in the region through customer satisfaction studies, market research and management of the corporate identity.

     Term; Termination. The initial term of the license is until August 28, 2005. The agreement will automatically renew for an additional five years if we are not in material default under or breach of the license agreement. AT&T Corp. may terminate the license prior to the end of its scheduled term if AT&T Corp. no longer owns shares having voting control of our company or if we misuse the marks or otherwise materially breach our obligations under the service mark license agreement and are not able to correct the breach in a timely fashion.

AT&T CORP. CREDIT FACILITIES

     A subsidiary of AT&T Corp. provided us a revolving credit facility of up to $100 million principal amount to us having the following material terms:

     - an annual interest rate of the 90-day London Inter-Bank Offered Rate, or LIBOR, plus 3.75%, payable quarterly;

     - mandatory prepayment by the borrower out of any proceeds from issuances of debt or equity in the capital markets and bank financings;

     - final maturity in August 2002;

     - restrictions on permitted capital expenditures, debt, liens and disposal of assets by the borrower; and

     - at the AT&T Corp. subsidiary's request, security in shares of our operating subsidiaries and their assets.

     In addition, AT&T Corp. and a subsidiary of AT&T Corp. have provided, a subordinated credit facility of up to $200 million principal amount to us having the following material terms:

     - an annual interest rate of the 90-day London Inter-Bank Offered Rate, or LIBOR, plus 6.0%, payable quarterly (we are permitted to defer payment of interest until December 31, 2003);

     - mandatory prepayment by the borrower out of any proceeds from issuances of debt or equity in the capital markets and bank financings;

     - final maturity December 1, 2008;

     - restrictions on permitted capital expenditures, debt, liens and disposal of assets by the borrower; and

     - the debt is subordinated in right of payment to certain defined existing and future senior indebtedness.

As of March 31, 2001, $32,940,000 had not yet been drawn under our subordinated credit facility with AT&T Corp and there was no additional availability under our revolving credit facility.

OUR SHAREHOLDERS' AGREEMENT WITH SL PARTICIPACOES

     We are party to a shareholders' agreement with SL Participacoes, which owns approximately 7% of our currently outstanding capital stock, in the form of shares of Class A common stock. The shareholders' agreement includes the following terms:

     Registration Rights. SL Participacoes may require us on one occasion to register the shares of Class A common stock owned by SL Participacoes and its permitted transferees after an underwritten primary offering of Class A shares has occurred. SL Participacoes and its permitted transferees also have unlimited "piggyback" registration rights, permitting them to include their Class A shares in registration statements filed by us. These "piggyback" registration rights do not apply in connection with an initial underwritten offering of Class A shares or other securities solely for our account, a business combination transaction, issuances under employee benefit plans or exchange offer or an offer solely to existing stockholders or employees. We must pay the costs associated with all of these registrations. The exercise of these registration rights is subject to notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering.

     Sale of Shares; Participation Rights. SL Participacoes and its permitted transferees may require AT&T Corp. or its designee to purchase their Class A shares if a change of control of our company occurs. A change of control would occur under the following circumstances:

     - AT&T Corp. and its affiliates, either alone or together with British Telecom and its affiliates, cease to own a majority of our outstanding voting securities or cease to have control of our management; or

     - AT&T Corp. and its direct and indirect wholly-owned subsidiaries cease to own 25% or more of our outstanding voting securities.

     SL Participacoes and its permitted transferees also have rights to participate in purchases of new shares of our capital stock, or securities convertible into shares, if we propose to sell these shares or convertible securities for cash.

     These participation rights will not apply to new shares or convertible securities which are:

     - sold in a registered public offering or pursuant to Rule 144A under the Securities Act or in a global offering pursuant to Regulation S under the Securities Act;

     - sold to British Telecom or another major international telecommunications company which we or AT&T Corp. plan to partner with in a joint venture or strategic alliance; or

     - sold to our employees, officers, directors or consultants.

Each of these change of control and participation rights will expire when a primary underwritten offering of shares of Class A common stock occurs.

     During the 60-day period beginning December 30, 2001, SL Participacoes and its permitted transferees that are affiliates of Promon may require AT&T Corp. or its designee to purchase the Class A shares purchased by SL Participacoes in December 1999 at a price per share equal to the original purchase price paid, adjusted for stock splits, stock dividends, recapitalizations and similar transactions, plus accrued interest at an interest rate equal to the 12-month London Inter-Bank Offered Rate.

SERVICES FROM AT&T CORP.

     As of December 31, 2000, we included in accounts payable the amount of approximately $7.4 million for services provided to us by AT&T Corp. or paid by AT&T Corp. to third parties on our behalf. The amount included bears no interest and does not have a specific due date. The principal elements of this amount are approximately $3.8 million payable to AT&T Corp. for network development and implementation consulting services provided by AT&T Labs, approximately $490 thousand related to AT&T employees and related expenses on loan to AT&T Latin America prior to the FirstCom merger, approximately $348 thousand related to implementation of AT&T Latin America's business support systems, approximately $342 thousand of costs incurred by AT&T Argentina and AT&T do Brasil prior to the FirstCom merger and approximately $1.7 million of payments to other vendors by AT&T on behalf of AT&T Latin America.

     In addition, AT&T Latin America receives technical support and consulting services from AT&T Corp's information technology function relating to AT&T Latin America's operations support systems program. The total cost for 2001 services paid to date is approximately $209 thousand. We also have an unpaid balance of approximately $386 thousand for services performed in the year 2000. Additional support is planned on a quarter by quarter basis.

     Master Carrier Agreement/Master Space License Agreement. We recently entered into a Master Carrier Agreement with AT&T Corp. under which AT&T is providing or will provide to us managed internet services, calling card services and connectivity to access our point of presence in the U.S. To date, AT&T has charged us approximately $61 thousand for these services.

     We also entered into a master space license agreement with AT&T for the provision to us of space and power for our telecommunications equipment located in our U.S. point of presence. Services under this agreement began in December 2000. We expect to pay site preparation and additional process fees ranging from approximately $43 thousand to $73 thousand and monthly fees under the agreement are approximately $6 thousand.

SERVICES FROM AT&T GLOBAL NETWORK SERVICES

     AT&T Global Network Services in Peru, a subsidiary of AT&T, leases circuits from us that are supplied to us by Concert Global Network Services Limited. AT&T Global Network Services in Peru pays to us approximately $23 thousand per month for leasing the circuits. Under our purchase contract with Concert

Global Network Services Limited, we purchased indefeasible rights of use to the submarine capacity for approximately $240 thousand.

     AT&T Global Network Services has provided Internet and intranet connectivity to AT&T Argentina. These services began in December 2000. Through March 2001, we have paid approximately $74 thousand for these services. We also have been billed approximately $74 thousand for services in 2000 and 2001 from AT&T Global Network Services for remote access and related services.

RELATIONSHIPS WITH CONCERT, THE AT&T CORP. AND BRITISH TELECOM PLC GLOBAL
VENTURE

     In February 2001, we signed a regional distribution agreement with Concert, the global venture between AT&T Corp. and British Telecom plc, that allows us to distribute Concert services to our customers. We are party to a Global Services Agreement with Concert under which Concert provides private line capacity to us. The services supplied are priced at arms' length market terms. We are also a party to an International Telecommunications Service Framework Agreement with Concert for the provision of switched voice services in Peru and Chile. To date, we have charged Concert approximately $7.2 million and Concert has charged us approximately $2.5 million under this agreement.

STOCKHOLDER LOAN

     We have loaned approximately $9.5 million to Mr. Patricio Northland, our chairman, president and chief executive officer in connection with the refinancing of a loan extended initially by FirstCom Corporation to finance Mr. Northland's purchase of 800,000 restricted common shares of FirstCom Corporation prior to the FirstCom merger. Upon consummation of the FirstCom merger, the restricted shares became shares of Class A common stock of AT&T Latin America. The loan bears interest at an annual rate of 5.41% and matures on March 2010. The loan becomes due and payable in the event that Mr. Northland's employment is terminated for "cause" or if Mr. Northland leaves us for other than "good reason" as such terms are defined in his employment agreement. The restricted shares are subject to repurchase rights by us at $10.70 per share; the number of these shares subject to that repurchase right is progressively reduced at the same rate as the rate at which Mr. Northland's 2.2 million options, which were granted on October 31, 1999, vest.

OTHER INFORMATION

     On January 4, 2001, we paid approximately $268 thousand for directors' and officers' liability insurance with Lloyds of London. The policy insures us for certain obligations incurred in the indemnification of our directors and officers under Delaware law or under contract, and insures directors and officers when such indemnification is not provided by us. The policy period is from July 1, 2000 to July 1, 2001.

     We will bear the cost of soliciting proxies in the accompanying form. In addition to solicitations by mail, a number of regular employees of the Company and of its subsidiaries may solicit proxies in person or by telephone.

     The above notice and proxy statement are sent by order of the board of directors.

                                          /s/ Thomas C. Canfield
                                          --------------------------------------
                                          Thomas C. Canfield
                                          General Counsel and Secretary

Dated: May 4, 2001

AT&T Latin America Corp.
c/o Proxy Services
P.O. Box 9398
Boston, MA 02205-9398
            ADMISSION TICKET
            Please present this ticket for
            admittance of stockholder(s)
            named below.

                      1(st) ANNUAL MEETING OF STOCKHOLDERS
                             THURSDAY, MAY 31, 2001
                              9:00 a.m. local time
                      The Hotel Intercontinental New York
                              111 East 48th Street
                            New York, New York 10017

--------------------------------------------------------------------------------

                             DETACH CARD IF MAILING

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE.

YOUR DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, AND 3.

1.  Election of directors

    [ ]  FOR ALL nominees  [ ]

    WITHHOLD FROM ALL nominees  [ ]

    [ ]  FOR ALL EXCEPT THE FOLLOWING NOMINEE(S):

--------------------------------------------------------------------------------

2.  Approval of 2000 Long Term Incentive Plan

[ ] FOR                         [ ] AGAINST                         [ ] ABSTAIN

3.  Ratification of Auditors

[ ] FOR                         [ ] AGAINST                         [ ] ABSTAIN

ANNUAL REPORT

For multiple accounts only, mark here to discontinue extra annual report.  [ ]

Signature(s): ____________________________ Date ______________ , 2001. Please
sign this proxy as name(s) appears above and return it promptly whether or not you plan to attend the annual meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the annual meeting and decide to vote by ballot, such vote will supersede this proxy.

                             ANNUAL MEETING AGENDA

9:00 A.M.     Doors Open to the Annual Meeting;

9:30 A.M.     Welcome and Introductions, Notice of Meeting, Chairman's Remarks,
              Election of Directors, Ratification of Auditors, LTIP Proposal,
              Voting, General Discussion, and Preliminary Voting Results
           Adjournment

                                   P R O X Y

                            AT&T LATIN AMERICA CORP.
                              220 ALHAMBRA CIRCLE
                          CORAL GABLES, FLORIDA 33134
                      THIS PROXY IS SOLICITED ON BEHALF OF
         THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 31, 2000

--------------------------------------------------------------------------------

The undersigned hereby appoints Thomas C. Canfield, Steven N. Wayland and each of them, proxies, with the full powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of the undersigned in AT&T Latin America Corp. at the annual meeting of stockholders to be held at The Hotel Intercontinental New York, 111 East 48th Street, New York, New York 10017, at 9:00 a.m. on May 31, 2000, and at any adjournment thereof, upon all subjects that may properly come before the annual meeting, including the matters described in the proxy statement furnished with the proxy card, subject to any directions indicated on the other side of the proxy card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES AND IN ACCORD WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE OTHER SIDE OF THE PROXY CARD. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSONS SET FORTH ABOVE ARE AUTHORIZED, AT THEIR DISCRETION, TO VOTE THE MATTER.

Your vote for the election of directors may be indicated on the other side. Nominees are: A. Gary Ames, Edward M. Dwyer, John A. Haigh, R. Reed Harrison III, David C. Kleinman, Jorge P. Montoya, Patricio E. Northland, John C. Petrillo and Gary R. Weis.

PLEASE SIGN ON THE OTHER SIDE AND RETURN PROMPTLY TO AT&T LATIN AMERICA CORP., C/O EQUISERVE, P.O. BOX 9379, BOSTON, MA 02205-9379. IF YOU DO NOT SIGN AND RETURN A PROXY CARD, OR ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.

--------------------------------------------------------------------------------

COMMENTS:

                                   APPENDIX A
                            AT&T LATIN AMERICA CORP.
               AUDIT COMMITTEE CHARTER OF THE BOARD OF DIRECTORS

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

                                   SECTION I.

                                    PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the quality and integrity of the Company's financial reports; the Company's systems of internal controls regarding finance and accounting; and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

     - Review and appraise the audit efforts of the Company's independent accountants and any internal auditor.

     - Provide an open avenue of communication among the independent accountants, financial and senior management, any internal auditor and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter.

                                  SECTION II.

                                  COMPOSITION

     (A) The Audit Committee shall be comprised of at least three members. Subject to paragraph (B), the Audit Committee shall be comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. At least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     (B) Notwithstanding paragraph (A), one director who is not an "independent director" as defined in Rule 4200 of the Nasdaq Marketplace Rules, and is not a current employee or an immediate family member of such employee, may be appointed to the audit committee, if the board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the company and its stockholders, and the board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

                                  SECTION III.

                          RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

REVIEW FINANCIAL REPORTS

     1. Review and discuss the Company's audited financial statements with the Company's management.

     2. Review any regular internal reports to management, prepared by any internal auditor, and management's response.

     3. Review with management and the independent accountants the interim financial statements prior to filing the 10-Q and publicly releasing quarterly earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

     4. Review and recommend to the Board of Directors the engagement of independent accountants including approval of their fee and the scope and timing of their audit of the Company's financial statements.

     5. Review, with the independent accountants, the accountants' report on the Company's financial statement.

     6. Evaluate the performance of the independent accountants; where appropriate recommend that the Board of Directors replace the independent accountants and approve any proposed discharge of the independent accountants.

     7. On an annual basis, obtain from the Company's independent public accountants written disclosure delineating all relationships between such accountant and the Company and its affiliates, including the written disclosure and letter required by ISB Standard No. 1, as it may be modified or supplemented.

     8. From time to time, as appropriate, actively engage the Company's independent public accountants in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of such accountants and recommend to the Board of Directors appropriate action in response to the outside auditors' report to satisfy itself of the auditors' independence.

     9. Inform the independent accountant that it is ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the stockholders.

     10. Periodically discuss with the independent accountants out of the presence of management the Company's internal controls, including their recommendations, if any, for improvements in the Company's internal controls and the implementation of such recommendations, the fullness and accuracy of the Company's financial statement and certain other matters required to be discussed by SAS 61, as it may be modified, and information that would be required to be disclosed by GAAS.

REVIEWING AND IMPROVING PROCESSES

     11. Review, with the independent accountants, any internal auditors and the Company's management, policies and procedures with respect to internal auditing and financial and accounting controls.

     12. As part of its job to foster open communication, the Committee should meet at least annually with the Company's management, any internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed confidentially.

     13. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and any internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     14. After consultation with the independent accountants and any internal auditors, review the integrity and quality of the Company's financial reporting processes, both internal and external, and the independent accountant's perception of the Company's financial and accounting personnel.

     15. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied and significant judgments affecting its financial reporting.

     16. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

     17. Following completion of the annual audit, review separately with each of management, the independent accountants and any internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     18. Review with the independent accountants, any internal auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

     19. Consider and recommend to the Board of Directors, if appropriate, major changes to the Company's financial reporting, auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

ETHICAL AND LEGAL COMPLIANCE

     20. Review the adequacy and appropriateness of the Company's Code of Business Conduct and ensure that management has established a system to enforce this Code. Review management's monitoring of the Company's compliance with the Code.

     21. To the extent (a) required by law or applicable stock exchange rule or
(b) otherwise desirable, state in the Audit Committee's Report in the Company's Annual Proxy Statement whether, based on the review and discussions referred to in items 1, 5, 8 and 10 above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year.

OTHER

     22. Review and update this Charter annually.

     23. Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation and applicable law, as the Committee or the Board deems necessary or appropriate.

                                                                      APPENDIX B

                         2000 LONG TERM INCENTIVE PLAN

                                                                      APPENDIX B

                AT&T LATIN AMERICA 2000 LONG TERM INCENTIVE PLAN

                                   ARTICLE I

                                    PURPOSES

     The purposes of the AT&T LATIN AMERICA 2000 Long Term Incentive Plan, as the same may be amended from time to time (the "Plan"), are to encourage selected key employees of AT&T Latin America Corp., a Delaware corporation (the "Company"), and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of share owners, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

                                   ARTICLE II

                                  DEFINITIONS

     SECTION 1. Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

     "Affiliate" means (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person or (ii) any Person in which the Company or any of its Affiliates (as defined in clause (i) to this definition of Affiliate) has a significant equity interest, as reasonably determined by the Committee. "Control"(including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit agreement, as trustee or executor, partner, joint-venturor or otherwise. For purposes hereof, AT&T Corp., a New York corporation ("AT&T Corp.") and its Affiliates shall be deemed to be Affiliates of the Company.

     "Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Unit, Performance Stock, Performance Unit, Deferred Stock Unit, Cash Performance Bonus, Dividend Equivalent, Other Stock Unit Award, or any other right, interest, or option relating to Shares or other securities of the Company granted pursuant to the provisions of the Plan, including Awards combining two or more types of Awards in a single grant.

     "Award Agreement" means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder and signed by both the Company and the Participant.

     "Board" means the Board of Directors of the Company.

     "Change of Control" means the first occurrence of any of the following events:

          (i) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "Incumbent Directors") cease for any reason other than due to death or disability to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, shall be treated as an Incumbent Director; or

          (ii) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), but excluding the Company, any of its Affiliates or any employee benefit plan of the Company or any of its Affiliates, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Act), directly or indirectly, of securities of the Company representing more than the greater of (a) 35% of the combined voting power of the Company's then outstanding securities or (b) the percentage of the combined voting power held by AT&T Corp. or any of its Affiliates of the Company's outstanding securities (before or after such acquisition), other than pursuant to a tender offer or exchange offer initiated by AT&T Corp., the Company or any of their respective Affiliates; or

          (iii) the stockholders of the Company shall approve a definitive agreement for the merger or other business combination of the Company with or into, or the sale or other disposition of all or substantially all of the assets of the Company to, another Person (a) that is not an Affiliate of the Company or AT&T Corp. (after giving effect to such transaction) or
     (b) a majority of the directors of which were not directors of the Company immediately prior to such transaction and in which the stockholders of the Company immediately prior to the effective date of such transaction own a percentage of the voting power in such Person that is less than one-half of the percentage of the voting power they owned in the Company immediately prior to such transaction, in each case other than pursuant to a tender offer or exchange offer initiated by AT&T Corp., the Company or any of their respective Affiliates, and provided that such transaction shall have been consummated.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur (i) in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code, or (ii) as a result of any reorganization transaction involving AT&T or any Affiliate of AT&T (other than the Company) if, following the completion of such reorganization, the shareholders of AT&T Corp. immediately prior to such reorganization continue to own, directly or indirectly, more than 50% of the combined voting interest in the capital stock of the Company.

     "Closing" has the meaning assigned to it in the Agreement and Plan of Merger, dated November 1, 1999, among AT&T Corp., the Company and the other parties thereto (the "Merger Agreement").

     "Committee" means the Compensation Committee of the Board, or when Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code") or Rule 16b promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), or any successor provisions thereto, would require action to be taken by a committee of "outside directors" or "Non-Employee Directors," as the case may be, the "Committee" shall be deemed to refer to a subcommittee of the Compensation Committee that consists of two or more members meeting such requirements, or the full Board in the absence of such a subcommittee.

     "Covered Employee" means any Participant who is described as a Covered Employee of the Company as set forth in Section 162(m) of the Code and any other individual the Board or Committee reasonably believes may become a Covered Employee.

     "Fair Market Value" means, as of any date of determination, the average of the high and low prices of a Share on the NASDAQ (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time). In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price of a Share on the immediately preceding day on which Common Stock transactions were so reported.

     "Participant" means any employee of the Company or any of its Affiliates (an "Employee"), or any director, or prospective Employee of, or any consultant or contractor to, the Company or any of its Affiliates designated by the Committee to receive an Award under the Plan.

     "Performance Period," with respect to each Award, means each calendar year or multi-year cycle as determined by the Committee.

     "Performance Restriction," with respect to each Award, means the performance objectives set by the Committee against which the Committee shall judge a Participant's and the Company's performance for purposes of determining the vesting or payment of, or lapse of any restrictions with respect to, any Award under the Plan. The performance objectives may, but are not required to, include EBITDA targets, cash generation targets, profits, revenue and market share targets, profitability targets as measured through return ratios, shareholder returns and economic value added or similar measure of economic profit. The performance objectives may be measured on an absolute basis versus predetermined targets, or a relative basis versus peer companies or an external index.

     "Person" means any individual, corporation, partnership, association, joint-stock company, joint-venture, trust, unincorporated organization, or government or political subdivision thereof.

     "Qualifying Termination of Employment" means a termination of a Participant's employment with the Company or any of its Affiliates by reason of the Participant's (i) death, (ii) total disability within the meaning of any long-term disability plan maintained for the benefit of the Participant or, if the Participant is not covered by such a disability plan, as determined by the Committee, (iii) normal retirement at the earlier of age 55 and 10 years of service with the Company or any of its Affiliates or age 65 or (iv) earlier termination of employment as determined by the Committee to qualify as a Qualifying Termination of Employment.

     "Shares" mean the shares of Class A common stock of the Company, par value $.0001 per share ("Common Stock") and such other securities of the Company as the Committee may from time to time determine.

     SECTION 2. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                  ARTICLE III

                            POWERS OF THE COMMITTEE

     SECTION 1. Administration. The Plan shall be administered by the Committee. The Committee shall have the responsibility of (i) construing and interpreting the Plan (and any instrument or agreement entered into under the Plan) and (ii) establishing and amending such rules and regulations and making any other determination and taking any other action that it may deem necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the greatest extent permitted by applicable law, be within its sole and absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon the Company and its Affiliates, all Participants and any person claiming under or through any Participant. No term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under section 422 of the Code.

     SECTION 2. Power to Grant. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;
(v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or cancelled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant and (vii) lend money to a Participant or an Employee to finance or refinance the Participant's acquisition of Shares on such terms and conditions as the Committee determines appropriate. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

     SECTION 3. Limitation of Power to Grant. The maximum number of shares with respect to which Options, Stock Appreciation Rights, Performance Stock, Performance Units, and Other Stock Unit Awards (in the aggregate, and with respect to each type of Award) may be granted to any one Covered Employee in any calendar year shall be 3,000,000. Notwithstanding the forgoing, in connection with the hiring of any

Person who is or becomes a Covered Employee, the Committee may grant an Award without regard to the limit imposed by the previous sentence.

     SECTION 4. Delegation by the Committee. The Committee may delegate its authority under this Plan; provided that the Committee shall in no event delegate its authority with respect to the compensation of Covered Employees.

                                   ARTICLE IV

                             STOCK SUBJECT TO PLAN

     SECTION 1. Number. Subject to adjustment as provided in Section 2 of this Article, the total number of Shares available for grant under the Plan shall be fifteen percent (15%) of the total outstanding common stock of the Company upon the Closing; provided that on each January first between the fifth and tenth years in which the Plan is in effect such number shall be increased by three percent (3%) of the total outstanding Shares as of December 31st of the preceding year. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for grant under the Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any Shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If a Participant tenders shares to exercise any Award, or if the Company withholds Shares to pay any withholding taxes, only the net number of Shares issued to the Participant shall be counted against the number of Shares available for grant under the Plan. The total number of Shares available for grant as ISOs shall be fifteen percent (15%) of the total outstanding Shares upon the Closing.

     SECTION 2. Adjustment in Capitalization, etc. In the event of any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock of the Company (an "Adjustment Event") such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, the Committee shall, in such manner as the Committee shall deem equitable, adjust any or all of (i) the number and kind of Shares which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting the limits on the number and types of certain Awards that may be made under the Plan), (ii) the number and kinds of Shares subject to Awards and (iii) the grant, exercise or conversion price with respect to any of the foregoing. In addition, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Award. The number of Shares subject to any Award shall always be a whole number. In the event that the Company or any of its Affiliates consummates a material acquisition, disposition or other corporate transaction or series of transactions that, in the judgment of the Committee, would reasonably be expected to impact any Performance Restriction or performance objective related thereto, the Committee may adjust such Performance Restriction or objective to reflect such transaction or series of transactions.

                                   ARTICLE V

                                     AWARDS

     SECTION 1. Grant of Options. (a) The Committee shall have the power to grant options representing the right to purchase Common Stock at a stated price for a specified period of time ("Options") that are "incentive stock options" within the meaning of section 422 of the Code ("ISOs") or that are non-statutory stock options ("NSOs") to any Participant and to determine (i) the number of ISOs and the number of NSOs to be granted to each Participant and (ii) the other terms and conditions of such Awards. An Option shall be an NSO unless otherwise specified by the Committee at the time of grant. Nothing in this Plan to the contrary, the terms and conditions of ISOs shall be in compliance with Section 422 of the Code. Each Option shall be evidenced by an Award Agreement that shall specify (i) the type of Option granted, (ii) the number of Shares to which the Option pertains, (iii) the exercise price, (iv) the period in which the Option shall vest and may be exercised and (v) such terms and conditions not inconsistent with the Plan as the Committee shall determine.

     (b) Exercise Price and Exercisability. Unless otherwise determined by the Committee, Options granted pursuant to the Plan shall have an exercise price that is not less than the Fair Market Value of a Share on the date the Option is granted. The Committee shall determine the times at which Options shall vest and may be exercised. Notwithstanding the foregoing, no Option shall be exercisable for more than 10 years after the date on which it is granted.

     (c) Reload Options. The Committee may provide that a Participant (or, if applicable, his or her Permitted Transferee (as defined below)) who delivers Shares that have been owned by such Participant (or Permitted Transferee) for any minimum period of time specified by the Committee to exercise an Option (when the Fair Market Value of Common Stock exceeds the exercise price of such Option) will automatically be granted new Options ("Reload Options") for a number of Shares equal to the number of Shares so delivered. Unless the Committee determines otherwise, such Reload Options will be subject to the same terms and conditions (including the same expiration date) as the related Option except (i) that the exercise price shall initially be equal to the Fair Market Value of a Share on the date such Reload Option is granted and (ii) such Reload Option shall not be exercisable prior to the six month anniversary of the date of grant and, thereafter, shall be exercisable in full.

     (d) Buyout. The Committee may at any time offer to buy out an Option previously granted for a payment in cash, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

     SECTION 2. Grant of Stock Appreciation Rights. (a) The Committee shall have the power to grant Stock Appreciation Rights ("SARs"), either alone or in addition to or in tandem with other Awards, and to determine (i) the number of SARs to be granted to each Participant and (ii) the other terms and conditions of such Awards. Each SAR shall be evidenced by an Award Agreement that shall specify (i) the number of Shares to which the SAR pertains, (ii) the reference price, (iii) the period in which the SAR may be exercised and, (iv) such terms and conditions not inconsistent with the Plan as the Committee shall determine.

     (b) Reference Price and Exercisability. Unless otherwise determined by the Committee, SARs granted pursuant to the Plan shall have a reference price that is not less than the Fair Market Value of a Share on the date the SAR is granted. The Committee shall determine the times at which SARs shall vest and may be exercised. Notwithstanding the foregoing, no SAR shall be exercisable for more than 10 years after the date on which it is granted.

     SECTION 3. Grant of Restricted Stock and Restricted Units. (a) The Committee shall have the power to grant an award of Common Stock that is forfeitable by the Participant until the completion of a specified period of future service or until otherwise determined by the Committee ("Restricted Stock") or a contractual right to receive Common Stock (or cash based on the Fair Market Value of Common Stock) that is forfeitable by the Participant until the completion of a specified period of future service or until otherwise determined by the Committee ("Restricted Units") to any Participant and to determine (i) the number of Shares of Restricted Stock and the number of Restricted Units to be granted to each Participant, (ii) the period(s) during which a Restricted Stock or Restricted Unit is subject to forfeiture (the "Restriction Period") and (iii) the other terms and conditions of such Awards. The Committee may require that the stock certificates evidencing any Restricted Stock be held in the custody of the Secretary of the Company until the Restriction Period lapses, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Share covered by such award. Each grant of Restricted Stock or Restricted Units shall be evidenced by an Award Agreement setting forth the terms of such Award.

     (b) Vesting of Restricted Stock and Restricted Units. At or after the date of grant, the Committee shall determine when Restricted Stock or Restricted Units shall vest and become nonforfeitable and the Restriction Period with respect to such Restricted Stock or Restricted Units shall lapse.

     SECTION 4. Grant of Performance Stock and Performance Units. (a) The Committee shall have the authority to grant an award of Common Stock that is forfeitable until completion of specified performance criteria ("Performance Stock") or a contractual right to receive Common Stock (or cash based on the Fair Market Value of Common Stock) until the completion of specified performance criteria ("Performance Units") to any Participant and to determine (i) the number of Performance Stock and the number of Performance Units to be granted to each Participant, (ii) the restrictions pursuant to which such Award is subject to forfeiture by reason of the Performance Restriction established by the Committee not being met in whole or in part and (iii) the other terms and conditions of such Awards. Each grant of Performance Stock or Performance Units shall be evidenced by an Award Agreement setting forth the terms of such Award.

     (b) Performance Restriction. (i) Unless the Committee otherwise determines, before or within 90 days after each Performance Period begins, the Committee shall establish in writing the performance objective or objectives for the applicable Performance Period that must be satisfied in order for an Award to be vested and nonforfeitable.

     (ii) The Performance Restriction related to Performance Stock or Performance Units shall lapse upon the written determination by the Committee that the objective or objectives for the applicable Performance Period have been attained, in whole or in part. The Committee may provide at the time of grant or thereafter that in the event the objective or objectives are attained in whole or in part, a portion (which may be zero) of the Award shall vest and become nonforfeitable and the remaining portion shall be forfeited.

     (c) Covered Employees. Notwithstanding anything in this Section to the contrary, with respect to Covered Employees, Awards granted pursuant to this Section shall be subject to the requirements and limitations of Section 162(m) of the Code.

     SECTION 5. Grant of Deferred Stock Units. (a) The Committee shall have the authority to grant deferred stock units that confer upon a Participant the right to receive shares of Common Stock at the end of a specified deferral period (the "Deferred Stock Units") to any Participant and to determine (i) the number of Deferred Stock Units granted to each Participant, (ii) the date such Deferred Stock Units shall become vested and (iii) the date such Deferred Stock Units will be payable to the Participant. In addition, on such date or dates as shall be established by the Committee and subject to such terms and conditions as the Committee shall determine, a Participant may be permitted to elect to defer receipt of all or a portion of his annual compensation and/or Cash Performance Bonus (as defined below) ("Deferred Amount") payable by the Company or any of its Affiliates and receive in lieu thereof a number of Deferred Stock Units equal to the greatest whole number which may be obtained by dividing (i) the Deferred Amount by (ii) the Fair Market Value of a Share on the date such compensation or bonus would otherwise have been payable to the Participant. No Shares will be issued at the time an award of Deferred Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such award. The Company will establish a separate account for the Participant and will record in such account the number of Deferred Stock Units awarded to the Participant. To the extent the Committee so determines, a Participant who elects to defer receipt of his or her compensation or Cash Performance Bonus and receive Deferred Stock Units shall receive that number of supplemental Deferred Stock Units ("Supplemental Units") equal to the greatest whole number which may be obtained by dividing (i) such percentage of the Deferred Amount as is determined by the Committee by (ii) the Fair Market Value of a Share on the date of grant. Each grant of Deferred Stock Units and Supplemental Units shall be evidenced by an Award Agreement setting forth the terms of such Award.

     (b) Vesting of Deferred Stock Units and Supplemental Units. Deferred Stock Units attributable to Deferred Amounts shall be fully vested at all times. The Committee shall determine at or after the date of grant, whether and to what extent the Deferred Stock Units not attributable to Deferred Amounts and the Supplemental Units shall become vested.

     SECTION 6. Cash Performance Bonus. (a) Performance Restriction. With respect to Covered Employees, before or within 90 days after each Performance Period begins (or such other time-frame as may be required or permitted under Section 162(m), if applicable), the Committee shall establish in writing the performance objective or objectives for the applicable Performance Period that must be satisfied in order for a Covered Employee to receive a cash performance bonus (the "Cash Performance Bonus").

     (b) Maximum Amount Payable. If the Committee certifies in writing that any of the performance objectives established for the relevant Performance Period under this Section have been satisfied, the Committee may, in its discretion, award to a Covered Employee who is employed by the Company or any of its Affiliates as of the last day of the Performance Period for which a Cash Performance Bonus is payable, up to a maximum of $2,000,000 times the number of years in the Performance Period.

     (c) Termination of Employment. Unless the Committee otherwise determines, in the event that a Covered Employee's employment terminates by reason of a Qualifying Termination of Employment prior to the last day of the Performance Period for which a Cash Performance Bonus is payable, such Covered Employee shall receive a Cash Performance Bonus equal to the Cash Performance Bonus that would otherwise have been payable to such Covered Employee had such Covered Employee not terminated employment in such Performance Period multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which termination of employment occurs prior to and including the date of the Covered Employee's termination of employment and the denominator of which is the number of days in the Performance Period. Unless otherwise determined by the Committee, a Covered Employee shall not receive a Cash Performance Bonus in the event a Covered Employee's employment terminates for any reason other than a Qualifying Termination of Employment.

     (d) Negative Discretion. Notwithstanding anything else contained in this Section to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Covered Employee under this Section based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules and procedures that have the effect of limiting the amount payable to each Covered Employee to an amount that is less than the maximum amount otherwise authorized under this Section.

     (e) Payment. Unless the Committee determines otherwise, payment of any Cash Performance Bonus amount determined under this Section shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been obtained.

     SECTION 7. Other Stock Unit Awards. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee shall determine ("Other Stock Unit Awards"). The provisions of Other Stock Unit Awards shall be determined by the Committee in its sole and absolute discretion and need not be the same with respect to each recipient. Shares (including securities convertible into Shares) granted under this Section may be issued for no cash consideration or for such minimum consideration as may be required by applicable law; Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section shall be purchased for such consideration as the Committee shall in its sole discretion determine.

                                   ARTICLE VI

                               CHANGE OF CONTROL

     SECTION 1. Accelerated Awards. Unless otherwise determined by the Committee at the time of grant, in the event of a Change of Control, (i) each Option shall be fully vested and exercisable, regardless of the vesting schedule otherwise applicable to such Option, (ii) the Performance Restriction objectives will be deemed to have been met and a pro-rata portion (equal to a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the Change of Control occurs prior to and including the date of the Change of Control and the denominator of which is the number of days in the Performance Period) of each Award subject to such Performance Restriction shall vest or become payable, as the case may be and (iii) all other Awards shall become nonforfeitable and be immediately transferable or payable, as the case may be.

     SECTION 2. Alternative Awards. Notwithstanding, Section 1 of this Article, no acceleration of exercisability, vesting, or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Award or Awards shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award an "Alternative Award"), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change of Control, provided that any such Alternative Award must:

          (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days of the Change of Control;

          (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

          (iii) have substantially equivalent economic value to such Award (determined at the time of the Change of Control); or

          (iv) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, in each case within eighteen (18) months of the Change of Control (except if such Participant's employment is terminated for "Cause"as defined in the applicable Award Agreement), any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

     For this purpose, a "constructive termination" shall mean a termination by a Participant following a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity or a material reduction in the Participant's responsibilities, in either case without the Participant's written consent.

                                  ARTICLE VII

                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

     SECTION 1. Power of the Board. The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided that no amendment, modification, or termination of the Plan shall in any manner
(i) adversely affect any Award theretofore granted under the Plan, without the consent of the Participant or (ii) effect the Plan's share reserve or individual Participant limitations as set out in this Plan, without the consent of the Company's shareholders.

     SECTION 2. Power of the Committee. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

     SECTION 3. Term of Plan. No Award shall be granted pursuant to the Plan after ten (10) years from the date of shareowner approval, but any Award theretofore granted may extend beyond that date.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     SECTION 1. Stockholder Rights. A Participant (or a Permitted Transferee) shall have no rights as a stockholder with respect to any Shares covered by an Award until he or she shall have become the holder of record of such Share(s), and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

     SECTION 2. Dividend Equivalents. Except as expressly provided in this Plan, the Committee shall determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of an Award, Dividend Equivalents. The Committee shall determine, in its sole and absolute discretion, the other terms and conditions with respect to such Dividend Equivalents. For purposes of this Plan, "Dividend Equivalents" means dividends paid by the Company with respect to Shares corresponding to Awards.

     SECTION 3. Termination of Employment. Except as expressly provided in this Plan, the Committee shall determine (and shall so provide in the applicable Award Agreement) whether and to what extent each Award shall (i)become vested and exercisable, (ii) no longer be subject to any restrictions, (iii) otherwise be paid or credited to the account of such Participant, or (iv)become forfeited, cancelled or otherwise terminated, in the event a Participant's employment with the Company or any of its Affiliates shall terminate.

     SECTION 4. Nontransferability of Awards. No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests ("Permitted Transferees"). Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

     SECTION 5. No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Affiliates to terminate any Participant's employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any of its Affiliates. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

     SECTION 6. Tax Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes or other similar governmental charges or fees required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Shares or other property, no such shares or other property shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (but no greater amount).

     SECTION 7. Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable foreign, Federal and State laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Shares are listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any foreign, Federal or State law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or Shares issuable thereunder) that shall lapse because of such postponement.

     SECTION 8. Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

     SECTION 9. Legend. To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock prior to the expiration of the Restriction Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

     "The shares of stock represented by this certificate are subject to the terms and conditions contained in the AT&T Latin America 2000 Long Term
     Incentive Plan and the Award Agreement, dated as of                ,
     between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in the Plan or in such Award Agreement) until
                    ."

     Upon the lapse of the Restriction Period with respect to such Restricted Stock, the Company shall issue or have issued in exchange for those certificates previously issued new share certificates without the legend described herein in respect of any shares that have become vested.

     SECTION 10. Effective Date. The Plan shall be effective as of the date adopted by the Board. Shareholder approval of the Plan is required within twelve
(12) months before or after the effective date. Any ISO exercised before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve (12) months before or after the effective date. Such shares shall not be counted in determining whether such approval is obtained.

     SECTION 11. No Limitation on Compensation; No Impact On Benefits. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating an Employee's right under any such plan, policy or program.

     SECTION 12. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction.

     SECTION 13. No Constraint on Corporate Action. Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company, or any of its Affiliates to take any action which such entity deems to be necessary or appropriate.

     SECTION 14. Blue-Pencil. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     SECTION 15. Unfunded Plan. This Plan is an unfunded Plan and participants in the Plan shall have the status of unsecured creditors of the Company with respect to the Plan. All references to "accounts" and the like in the Plan are for the convenience of the Committee, and do not confer upon any participant any rights with respect to those "accounts."

     SECTION 16. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

     Adopted by the Board of Directors August 28, 2000.